Exhibit 10.3

EXECUTION VERSION

OMNIBUS AMENDMENT

Dated as of June 27, 2025

to

AMENDED AND RESTATED CREDIT AGREEMENT

and

AMENDED AND RESTATED SECURITY AGREEMENT

each, dated as of October 29, 2020

THIS OMNIBUS AMENDMENT (this “Amendment”) is made as of June 27, 2025 by and among Unisys Corporation, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto (collectively with the Borrower, the “Loan Parties”), the financial institution listed on the signature pages hereof (the “Lenders”), and Bank of America, N.A. (“Bank of America”), as Administrative Agent (in such capacity, the “Administrative Agent”), under (i) that certain Amended and Restated Credit Agreement dated as of October 29, 2020 by and among the Borrower, the Loan Parties from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as in effect immediately prior to giving effect to this Amendment, “Existing Credit Agreement”, and as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (ii) that certain Amended and Restated Security Agreement dated as of October 29, 2020 by and among the Borrower, the grantors from time to time party thereto, and the Administrative Agent (as in effect immediately prior to giving effect to this Amendment, “Existing Security Agreement”, and as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower intends to enter into that certain Indenture dated as of the date hereof (the “Senior Secured Notes Indenture”) by and among the Borrower, the subsidiary guarantors party thereto and Computershare Trust Company, N.A., in its capacity as “Trustee” and “Collateral Trustee” thereunder, pursuant to which Borrower shall issue 10.625% senior secured notes due 2031, whereby the Borrower will incur additional debt and pledge substantially all of its assets (such transaction, the “Notes Issuance”);

WHEREAS, the Borrower intends to repay, redeem, repurchase or otherwise discharge all the 2027 Notes (as defined in the Existing Credit Agreement) issued pursuant to the 2027 Notes Indenture (as defined in the Existing Credit Agreement) with the proceeds of the Notes Issuance (such transaction, the “2027 Notes Payment”);

WHEREAS, the consummation of the Notes Issuance and entering into the Senior Secured Notes Indenture and related documents are prohibited by Section 6.01 and Section 6.05 of the Existing Credit Agreement, which restrict the Loan Parties from making, creating, incurring or assuming any Indebtedness or Liens and thus the Loan Parties are hereby requesting that the Administrative Agent and the Lenders party hereto consent to the Notes Issuance and the Senior Secured Notes Indenture and related documents;

WHEREAS, the Loan Parties, in connection with the Notes Issuance, have requested that the Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement and the other Loan Documents, including, without limitation, extending the Maturity Date; and

WHEREAS, the Loan Parties, in connection with the Notes Issuance, have agreed to pledge 100% of the Equity Interests they own in any CFC or FSFCO and to amend the Security Agreement to effect such pledge;

WHEREAS, the Borrower, the Lenders and the Administrative Agent have so agreed (i) on the terms and conditions of the amendments to the Credit Agreement, Security Agreement and Loan Documents set forth herein and (ii) to consent to the Notes Issuance and the terms of the Senior Secured Notes Indenture and related documents;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent hereby agree to enter into this Amendment.

1.             Amendments to the Credit Agreement. Effective as of the Amendment No. 3 Effective Date (as defined below), and subject to the satisfaction or waiver of the conditions precedent set forth in Section 4 below, the parties hereto agree that the Existing Credit Agreement (but not any Exhibits or Schedules thereto, all of which shall remain unchanged) is hereby amended as set forth in the marked terms on Exhibit A hereto (the “Amended Credit Agreement”). In Exhibit A hereto, deletions of text in the Amended Credit Agreement are indicated by struck-through text (indicated in the same manner as the following example: ~~stricken text~~) and insertions of text are indicated by bold, double-underlined text (indicated in the same manner as the following example: double-underlined text) as set forth on Exhibit A hereto. For the avoidance of doubt, the Schedules and Exhibits to the Credit Agreement are not amended.

2.             One-Time Consent. Upon the Amendment No. 3 Effective Date (as defined below), the Administrative Agent and the Lenders hereby consent to the Notes Issuance and entering into the Senior Secured Notes Indenture and related documents, notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents; provided that the proceeds from Notes Issuance will be used by the Loan Parties to (a) refinance the 2027 Notes, (b) prepay U.S. pension contributions to the PBGC in an amount not to exceed $300,000,000, (c) pay any costs, expenses and fees related to the Notes Issuance, the foregoing transactions and this Amendment and (d) apply to any general corporate purpose. For the avoidance of doubt, the parties hereto hereby acknowledge and agree that this Agreement shall not consent any other note issuance or transactions which is not expressly permitted by the Credit Agreement.

3.             Amendments to the Security Agreement. Effective as of the Amendment No. 3 Effective Date (as defined below), and subject to the satisfaction or waiver of the conditions precedent set forth in Section 4 below, the parties hereto agree that:

(a)             Section 1.1 of the Existing Security Agreement is hereby amended to amend and restate, the following definition:

“Excluded Assets” means each of the following:

(i)             any (A) real property located outside of the United States, (B) real property located in the United States with a Fair Market Value less than $5,000,000, (C) real property located at 3199 Pilot Knob Road, Eagan, Minnesota and (D) leasehold interests in real property; provided that no local filings or other steps shall be required to perfect a security interest in fixtures other than in conjunction with the filing of mortgages or deeds of trust for real property as required by the Loan Documents;

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(ii)            any lease, license, contract, property right or agreement to which any Grantor is a party, and any of its rights or interests thereunder, if and to the extent that a security interest is (A) prohibited by or in violation of any law, rule or regulation applicable to any Grantor, or (B) will constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract, property right or agreement (other than to the extent that any such law, rule, regulation, term, provision or condition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of the relevant jurisdiction or any other applicable law or principles of equity); provided that any such lease, license, contract, or agreement shall cease to be an Excluded Asset and the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable, and to the extent severable, shall attach immediately to any portion of such lease, license, contract, or agreement not subject to the prohibitions specified in subclauses (A) and (B) of this clause (ii); provided, further, that the exclusions referred to in this clause (ii) shall not include any monies due or to become due from or proceeds of any such lease, license, contract, property right or agreement;

(iii)           any deposit account solely and exclusively used for taxes, payroll, employee benefits or similar items and any other account or financial asset in which such security interest would be unlawful or in violation of any Plan or employee benefit agreement;

(iv)           accounts receivable and related assets transferred or purported to be transferred in a Permitted Sales-Type Lease Transaction; provided, that the exclusion referred to in this clause (iv) shall not include any proceeds of any such transaction;

(v)            assets, with respect to which any applicable law prohibits the creation or perfection of security interests therein (other than to the extent that any such law would be rendered ineffective with respect to the creation of the security interest in the Collateral pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided that any such asset shall cease to be an Excluded Asset and the Collateral shall include (and such security interest shall attach) immediately at such time as the legal prohibition shall no longer be applicable, and to the extent severable, shall attach immediately to any portion of such asset not subject to the prohibitions specified in this clause (v); provided, further, that the exclusion referred to in this clause (v) shall not include any monies due or to become due from or proceeds of any such asset;

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(vi)           deposit or checking accounts with balances below $1,000,000, to the extent that the aggregate balance of all such deposit and checking accounts does not at any one time exceed $10,000,000 (it being understood that any deposit or checking account that is subject to an account control agreement in favor of the Administrative Agent shall not constitute an “Excluded Asset”);

(vii)          any motor vehicles, vessels and aircraft, or other property subject to a certificate of title;

(viii)         any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(ix)            cash or Cash Equivalents securing one or more reimbursement obligations under letters of credit or surety bonds, which letters of credit and surety bonds are otherwise not Obligations or Non-ABL Priority Lien Obligations, all to the extent permitted under the Credit Agreement;

(x)             Equity Interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such Equity Interests is prohibited by the documents governing such joint venture;

(xi)            [reserved];

(xii)           any assets subject to a Permitted Lien described in Section 6.01(d), (e), (g), (m) (with respect to clauses (d), (e) and (g) thereof) or (ee) of the Credit Agreement, and proceeds thereof, to the extent that (and only for so long as) the documents governing the related Indebtedness prohibit other Liens on such assets; provided that such assets (i) shall automatically cease to be Excluded Assets at such time as the documents governing such Indebtedness no longer prohibit other Liens on such assets and (ii) shall not be Excluded Assets to the extent that the documents governing such Indebtedness permit the granting of a Lien for the benefit of the Secured Parties junior to the Lien pursuant to such documents;

provided, that no asset or property shall be an Excluded Asset (other than pursuant to clauses (iv), (ix) or (xii) above) if it is pledged to secure any other Indebtedness or any obligation or liability under any Title IV Plan, Multiemployer Plan or Benefit Plan of the Borrower or any Grantor.

(b)             An executed copy of the Pledge Amendment is attached hereto as Exhibit B. The information set forth in Exhibit B attached hereto is hereby added to the Schedules set forth in the Security Agreement, and on and after the date hereof all references in any Loan Document to any such schedule to the Security Agreement shall mean such schedule as so amended.

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4.             Conditions of Effectiveness. This Amendment shall be effective as of the date (the “Amendment No. 3 Effective Date”) on which the following conditions are satisfied (or waived), all in form and substance satisfactory to the Administrative Agent:

(a)             the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the other Loan Parties, the Lenders, and Bank of America (in its capacity as Administrative Agent, Issuing Bank and Swingline Lender);

(b)             the Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Amendment No. 3 Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of the Borrower, its Financial Officers, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction;

(c)             the Administrative Agent shall have received copies of the executed Senior Secured Notes Indenture, all other related documents, and any other document related thereto reasonably requested by the Administrative Agent;

(d)             the Administrative Agent shall have received counterparts of the Amendment to the Intercreditor Agreement duly executed by the Administrative Agent, the Senior Secured Notes Collateral Trustee and the Loan Parties;

(e)             the Administrative Agent shall have received payment of all fees required to be paid to Administrative Agent and/or Lenders on or before the Amendment No. 3 Effective Date and its reasonable out-of-pocket expenses (including, reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with this Amendment;

(f)             the Administrative Agent shall have received evidence that proceeds of the Notes Issuance were used to effectuate the 2027 Notes Payment;

(g)             after giving effect to the transactions contemplated hereunder on the Amendment No. 3 Effective Date, including the payment of all fees and expenses due, and with all of the Loan Parties’ indebtedness, liability, and obligations current, Availability shall not be less than $75,000,000; and

(h)             after giving effect to the transactions contemplated hereunder, minimum pro forma Unrestricted Cash on Hand for the Borrower and its Subsidiaries as of the Amendment No. 3 Effective Date, adjusted for the net cash proceeds of the Notes Issuance to the extent actually received by the Borrower, shall be at least $100,000,000.

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5.             Representations and Warranties.

(a)             Each Loan Party hereby represents and warrants to the Administrative Agent and Lenders as follows:

(i)             The execution, delivery and performance of this Amendment, the Credit Agreement and the Security Agreement, as amended hereby, are within such Loan Party’s power and authority and have been duly authorized by all necessary actions. This Amendment has been duly executed and delivered by such Loan Party and this Amendment, the Credit Agreement and the Security Agreement, as amended hereby, constitute the legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(ii)            The execution, delivery and performance of this Amendment, the Credit Agreement and the Security Agreement, as amended hereby, do not and will not: (i) contravene the terms of such Loan Party’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or result in the creation of (or the requirement to create) any Lien under, (x) any Material Contract, (y) any other document evidencing any material Contractual Obligation to which such Loan Party is a party or by which such Loan Party is bound or (z) any material order, injunction, writ or decree of any Governmental Authority to which such Loan Party or its Property is subject; or (iii) violate any material Requirement of Law in any material respect; except with respect to any conflict, breach or contravention (but not the creation of, or requirement to create, Liens) referred to in clause (ii)(y), to the extent that such conflict, breach or contravention would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii)           As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of (or made with respect to) such Loan Party set forth in the Credit Agreement, as amended hereby, and each Loan Document to which it is a party are true and correct in all material respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier is true and correct in all respects).

6.             Confirmation of Loan Documents and Collateral. Each of the Borrower and the other Loan Parties hereby confirms and ratifies all of its obligations under the Loan Documents to which it is a party. By its execution on the respective signature lines provided below, each of the Loan Parties hereby confirms and ratifies all of its obligations and the Liens granted by it under the Security Agreement and the other Loan Documents, to which it is a party and confirms that all references in any Loan Document to the “Credit Agreement” or “Security Agreement” (or, in each case, words of similar import) refer to the Credit Agreement or Security Agreement, as applicable, as amended hereby without impairing any such obligations or Liens in any respect.

7.             Reference to and Effect on the Credit Agreement.

(a)             Upon the effectiveness hereof, each reference to (i) the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement or (ii) the Security Agreement in the Security Agreement or any other Loan Document shall mean and be a reference to the Amended Security Agreement. This Amendment is a Loan Document and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

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(b)             Each Loan Party (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of any Loan Party arising under or pursuant to the Credit Agreement (including, without limitation, the Loan Guaranty), the Security Agreement and the other Loan Documents to which it is a party (including, without limitation, each applicable Collateral Document), (ii) reaffirms its obligations under the Credit Agreement, the Security Agreement and each and every other Loan Document to which it is a party, (iii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Secured Parties) pursuant to any of the Loan Documents and all filings made with a Governmental Authority in connection therewith, and (iv) acknowledges and agrees that, except as specifically modified above, the Credit Agreement and all other Loan Documents executed and/or delivered by it in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Security Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(c)             This Amendment is not in any way intended to constitute a novation of the obligations and liabilities existing under the Credit Agreement, the Security Agreement and the existing Loan Documents.

8.             Incorporation by Reference. The provisions of Sections 9.06, 9.07, 9.09, and 9.10 of the Credit Agreement are hereby incorporated herein mutatis mutandis, as if references to the Credit Agreement in such sections instead referred to this Agreement.

9.             Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

BORROWER:

UNISYS CORPORATION

By:	/s/ Debra McCann
Name: Debra McCann
Title: Executive Vice President and Chief Financial Officer

OTHER LOAN PARTIES:

UNISYS HOLDING CORPORATION

By:	/s/ David L. Brown
Name: David L. Brown
Title: President

UNISYS NPL, INC.

By:	/s/ David L. Brown
Name: David L. Brown
Title: President

UNISYS AP INVESTMENT COMPANY I

By:	/s/ David L. Brown
Name: David L. Brown
Title: President

Signature Page to Omnibus Amendment

Unisys Corporation

BANK OF AMERICA, N.A.,
as Administrative Agent, Lender, Issuing Bank and Swingline Lender

By:	/s/ Rachel Notkin
Name: Rachel Notkin
Title: Vice President

Signature Page to Omnibus Amendment

Unisys Corporation

CITIZENS BANK, N.A.,
as a Lender

By:	/s/ Kenneth Wales
Name: Kenneth Wales
Title: Senior Vice President

Signature Page to Omnibus Amendment

Unisys Corporation

HSBC BANK USA, N.A.,
as a Lender

By:	/s/ Robert Moravec
Name: Robert Moravec
Title: Managing Director

Signature Page to Omnibus Amendment

Unisys Corporation

CITIBANK, N.A.,
as a Lender

By:	/s/ Allister Chan
Name: Allister Chan
Title: Vice President & Director

Signature Page to Omnibus Amendment

Unisys Corporation

EXHIBIT A

Amended Credit Agreement

(Attached)

Conformed to reflect changes effected by
Amendment No. ~~2~~3, dated ~~October 28~~June 27, ~~2024~~2025

AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of

October 29, 2020 and amended as of June 2, 2023 ~~and~~, as of October 28, 2024, and as of June 27, 2025

among

UNISYS CORPORATION

The Lenders Party Hereto

and

BANK OF AMERICA, N.A.,
as Administrative Agent

BANK OF AMERICA, N.A.,

CITIBANK, N.A.,

and

CITIZENS BANK, N.A.
as Joint Bookrunners and Joint Lead Arrangers

ASSET BASED LENDING

TABLE OF CONTENTS

i

ii

iii

iv

SCHEDULES:

Commitment Schedule

Departing Lender Schedule

Schedule 1.01 -- Specified JVs

Schedule 2.06 – Existing Letters of Credit

Schedule 3.05 -- Litigation

Schedule 3.07 -- ERISA

Schedule 3.09 -- Material Real Estate

Schedule 3.12 -- Environmental Matters

Schedule 3.15 -- Labor Relations

Schedule 3.16 – Intellectual Property

Schedule 3.18 -- Insurance

Schedule 3.19 -- Capitalization and Subsidiaries

Schedule 3.20 – Jurisdiction of Organization; Chief Executive Office

Schedule 3.21 -- Books and Records

Schedule 3.22 -- Deposit Accounts and Securities Accounts

Schedule 3.23 – Bonding

Schedule 5.16 – Post-Closing Matters

Schedule 6.01 -- Existing Liens

Schedule 6.04 -- Existing Investments

Schedule 6.05 -- Existing Indebtedness

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption

Exhibit B -- Form of Borrowing Request

Exhibit C -- Form of Borrowing Base Certificate

Exhibit D -- Form of Compliance Certificate

Exhibit E -- Joinder Agreement

Exhibit F-1 -- U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit F-2 -- U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit F-3 -- U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit F-4 -- U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit G -- Form of Interest Election Request

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AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 29, 2020 and amended as of June 2, 2023 (as it may be amended or modified from time to time, this “Agreement”) among UNISYS CORPORATION, as Borrower, the other Loan Parties party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.          Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2027 Notes” means ~~the~~those certain 6.875% senior secured notes issued by the Borrower in an aggregate principal amount of $485,000,000 pursuant to ~~the 2027 Notes~~that certain Indenture~~.~~

dated as of October 29, 2020 among the Borrower, the subsidiary guarantors ~~“2027 Notes Collateral Account” means the “Collateral Account” as defined in the 2027 Notes Collateral Trust Agreement as in effect on the Restatement Effective Date.~~

~~“2027 Notes Collateral Trust Agreement” means the Collateral Trust Agreement dated as of October 29, 2020, among the Borrower, the subsidiary guarantors from time to time party thereto, Wells Fargo Bank, National Association, in its capacity as “Notes Trustee”, the other pari passu lien representatives from time to time party thereto, and the 2027 Notes Collateral Trustee.~~

~~“2027 Notes Collateral Trustee” has the meaning assigned to such term in the definition of 2027 Notes Indenture.~~

~~“2027 Notes Indenture” means the Indenture dated as of October 29, 2020 among the Borrower, the subsidiary guarantors~~ party thereto and Wells Fargo Bank, National Association, in its capacity as “Trustee” and “Collateral Trustee~~” thereunder (in such latter capacity, the “2027 Notes Collateral Trustee”) (or any successor “Trustee” or “Collateral Trustee” thereunder)~~.

“ABL Priority Collateral” means all now owned or hereafter acquired:

(a)             “accounts” and “payment intangibles,” other than “payment intangibles” (in each case, as defined in Article 9 of the UCC) which constitute identifiable proceeds of collateral which is not ABL Priority Collateral;

(b)             “deposit accounts” (as defined in Article 9 of the UCC), “securities accounts” (as defined in Article 8 of the UCC) (in each case, other than any Non-ABL Collateral Account), including all monies, “uncertificated securities,” (other than Equity Interests of Subsidiaries of any Loan Party) “securities entitlements” and “financial assets” (as defined in Article 8 of the UCC) contained therein (including all cash, marketable securities and other funds held in or on deposit in either of the foregoing), “instruments” (as defined in Article 9 of the UCC), including intercompany notes of Subsidiaries, intercompany Indebtedness (whether or not evidenced by an instrument, a note or otherwise), and “chattel paper” (as defined in Article 9 of the UCC);

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(c)             general intangibles pertaining to the other items of property included within clauses (a), (b), (d), (e) and (f) of this definition of ABL Priority Collateral, including, without limitation, all contingent rights with respect to warranties on accounts which are not yet “payment intangibles” (as defined in Article 9 of the UCC) (other than Equity Interests of Subsidiaries of any Loan Party and Intellectual Property);

(d)             “records” (as defined in Article 9 of the UCC), “supporting obligations” (as defined in Article 9 of the UCC) and related “letters of credit” (as defined in Article 5 of the UCC), commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing;

(e)             all books, records and information relating to the foregoing (including without limitation all books, records, information, databases and customer lists, whether tangible or electronic, that contain any information relating to any of the foregoing); and

(f)             substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing, except to the extent that any item of property included in clauses (a) through (f) includes Excluded Assets;

provided that, notwithstanding anything to the contrary contained in the foregoing, ABL Priority Collateral shall include without limitation any proceeds from the disposition of “inventory” (as defined in Article 9 of the UCC) sold by the Borrower in the ordinary course of business; provided, further, that in connection with Non-ABL Priority Lien Debt permitted hereunder (including, without limitation the ~~2027~~Senior Secured Notes), ABL Priority Collateral may exclude identifiable cash proceeds from a sale, lease, conveyance or other disposition of other Collateral (other than ABL Priority Collateral or inventory sold by the Loan Parties in the ordinary course of business) that have been deposited in the ~~2027~~Senior Secured Notes Collateral Account or any other deposit accounts and/or securities accounts holding solely such proceeds (each, together with the ~~2027~~Senior Secured Notes Collateral Account, a “Non-ABL Collateral Account”) in accordance with the terms of any applicable Non-ABL Priority Security Documents and Intercreditor Agreement.

“ABR”, when used in reference to (a) a rate of interest, refers to the Alternate Base Rate, and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Account” means, as of any date of determination, all “accounts” (as such term is defined in the UCC) of any Loan Party, including, without limitation, the unpaid portion of the obligation of a customer of the Borrower in respect of inventory purchased by and shipped to such customer and/or the rendition of services by the Borrower, as stated on the respective invoice of the Borrower.

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“Account Debtor” means any customer of a Loan Party or other Person obligated on or under an Account. In the case of Government Accounts, each agency, department, independent establishment, commission, administration, authority, board or bureau of the United States federal government or any state or municipality thereof, or any corporation in which the United States has a proprietary interest, shall be deemed to be a separate customer or Person.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders at such time.

“Aggregate Revolving Commitment” means, at any time, the aggregate of the Revolving Commitments of all of the Lenders, as increased or reduced from time to time pursuant to the terms and conditions hereof. As of the Amendment No. 2 Effective Date, the Aggregate Revolving Commitment is $125,000,000.

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“Aggregate Revolving Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders at such time.

“A.L.T.A.” means the American Land Title Association.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate for such day; (b) the NYFRB Rate for such day, plus 0.50%; and (c) the Adjusted Term SOFR Rate for a one month interest period as of such day, plus 1.0%. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Amendment No. 1 Effective Date” means June 2, 2023.

“Amendment No. 2 Effective Date” means October 28, 2024.

“Amendment No. 3 Effective Date” means June 27, 2025

“Ancillary Document” has the meaning assigned to it in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Measurement Period” means, with respect to any calculation of the Billed Dilution Reserve or the Unbilled Dilution Reserve (and the applicable Dilution Reserve Ratio with respect thereto), the most recently completed twelve-month period, or, at the option of the Administrative Agent in its Permitted Discretion, any lesser period of between one and twelve months.

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure, Overadvances or Swingline Loans, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the Aggregate Revolving Commitment (provided that, if the Revolving Commitments have terminated or expired, the Applicable Percentage shall be determined based upon such Lender’s share of the Aggregate Revolving Exposure at that time), and (b) with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure and the unused Commitments; provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded in the calculations under clauses (a) and (b) above.

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“Applicable Rate” means, for any day, with respect to any Term Benchmark Loan, any ABR Loan, any RFR Loan or with respect to the unused fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Term Benchmark Spread”, “ABR Spread”, “RFR Spread” or “Unused Fee Rate”, as the case may be, based upon the Average Quarterly Availability during the most recently ended Fiscal Quarter of the Borrower; provided that the “Applicable Rate” shall be the applicable rates per annum set forth below in Category 1 during the period from the Restatement Effective Date to, and including, the last day of the first full fiscal quarter of the Borrower ending after the Restatement Effective Date:

Average Quarterly Availability	ABR Spread	Term Benchmark Spread	RFR Spread	Unused Fee Rate
Category 1 > 66.6% of the Aggregate Revolving Commitment	1.25%	2.25%	2.25%	0.50%
Category 2 < 66.6% of the Aggregate Revolving Commitment but > 33.3% of the Aggregate Revolving Commitment	1.50%	2.50%	2.50%	0.375%
Category 3 < 33.3% of the Aggregate Revolving Commitment	1.75%	2.75%	2.75%	0.375%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in Average Quarterly Availability shall be effective during the period beginning on the first day of each Fiscal Quarter of the Borrower and ending on the last day of such Fiscal Quarter, it being understood and agreed that, for purposes of determining the Applicable Rate on the first day of any Fiscal Quarter of the Borrower, the Average Quarterly Availability during the most recently ended Fiscal Quarter of the Borrower shall be used. Notwithstanding the foregoing, the Average Quarterly Availability shall be deemed to be in Category 3 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver any Borrowing Base Certificate or related information required to be delivered by it pursuant to Section 5.02, during the period from the expiration of the time for delivery thereof until each such Borrowing Base Certificate and related information is so delivered.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

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“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assignment of Claims Trigger Event” means, as of any date of determination, that Availability is less than the greater of (i) $50,750,000 and (ii) 35% of the Aggregate Revolving Commitment at such time. Upon the occurrence of an Assignment of Claims Trigger Event, such Assignment of Claims Trigger Event shall be deemed to be continuing until the first date on which at all times during the preceding thirty (30) consecutive days, Availability shall have been greater than the greater of (i) $50,750,000 and (ii) 35% of the Aggregate Revolving Commitment.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate equal to the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Leaseback Transaction results in a Finance Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Finance Lease Obligation.”

“Availability” means, at any time, an amount equal to (a) the lesser of (i) the Aggregate Revolving Commitment and (ii) the Borrowing Base minus (b) the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Revolving Commitment” means, at any time, the Aggregate Revolving Commitment minus the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

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“Average Quarterly Availability” means, for any Fiscal Quarter of the Borrower, an amount equal to the average daily Availability during such Fiscal Quarter, as determined by the Administrative Agent’s system of records; provided, that in order to determine Availability on any day for purposes of this definition, the Borrower’s Borrowing Base for such day shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.02 as of such day.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Products.

“Bank Product Provider” means a Lender or an Affiliate of a Lender who has provided Banking Products to the Borrower or any other Loan Party.

“Banking Products” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates, whether in the U.S. or any foreign jurisdiction: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts, cash pooling services and interstate depository network services).

“Banking Products Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Products then provided or outstanding.

“Bank of America” means Bank of America, N.A.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Benchmark” means, initially, with respect to any (i) RFR Loan (following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate), Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

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“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment,

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

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(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component), in each case, or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA that is governed by the laws of the United States to which any Loan Party or any Subsidiary of any Loan Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Billed Account” means an Account in respect of which an invoice has been issued to the related Account Debtor.

“Billed Amount” means, with respect to (i) any Billed Account, the amount billed to the Account Debtor thereunder on the date on which the invoice with respect thereto was generated and (ii) any Unbilled Account, prior to the time when the invoice with respect thereto is generated, the amount of revenue recognized by the related Borrower in accordance with GAAP in respect of such Account.

“Billed Account Dynamic Advance Rate” means, as of any date of determination, a percentage equal to the lesser of:

(i)            90%; and

(ii)            95% minus the Billed Dilution Reserve.

“Billed Dilution Reserve” means, for any Applicable Measurement Period, an amount equal to the Dilution Reserve Ratio for Billed Accounts during such period.

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Board of Directors” with respect to a Person, means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).

“Borrower” means Unisys Corporation, a Delaware corporation.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, (c) a Protective Advance and (d) an Overadvance.

“Borrowing Base” means, as of any date of determination, an amount (if positive) equal to:

(i)            the product of (A) the Billed Account Dynamic Advance Rate multiplied by (B) the Outstanding Balance of Eligible Accounts that are Billed Accounts; plus

(ii)            the lesser of:

(x)            $50,000,000; and

(y)            the product of:

(I)            the Unbilled Account Advance Rate;

multiplied by

(II)            the Outstanding Balance of Eligible Accounts that are Unbilled Accounts;

minus

(iii)            Reserves established by Agent at such time in its Permitted Discretion,

in each case with respect to clauses (b)(i) through (b)(iii) as set forth on the most recent Borrowing Base Certificate delivered pursuant to this Agreement, less Reserves established at or after the delivery of the last Borrowing Base Certificate by the Administrative Agent in its Permitted Discretion on notice thereof to the Borrower; plus Reserves included in the calculation of the Borrowing Base in such Borrowing Base Certificate that the Administrative Agent has elected by notice to the Borrower to remove from the calculation of the Borrowing Base at such time.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer, in substantially the form of Exhibit C or another form which is acceptable to the Administrative Agent in its sole discretion.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent.

“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (i) or (ii) of Section 6.12.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be a day that is also a U.S. Government Securities Business Day (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate.

“Capital Expenditures” means, for any Person for any period, the aggregate of all expenditures, whether or not made through the incurrence of Indebtedness, by such Person and its Subsidiaries during such period for the acquisition, construction, replacement, repair, substitution or improvement of fixed or capital assets or additions to equipment, in each case required to be capitalized under GAAP on a consolidated balance sheet of such Person.

“Cash Consideration” means, in connection with any disposition of assets by the Borrower or any Subsidiary:

(a)           cash and Cash Equivalents;

(b)           any liabilities (as shown on the Borrower’s or such Subsidiary’s most recent internal balance sheet, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Borrower’s or such Subsidiary’s most recent balance sheet if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower or any Subsidiary (other than Excluded Liabilities) that are assumed by the transferee of any such assets (or are otherwise extinguished by the transferee in connection with the transactions relating to such disposition) pursuant to a written agreement which releases or indemnifies the Borrower or such Subsidiary from such liabilities;

(c)           any securities, notes, other assets or other obligations received by the Borrower or such Subsidiary from such transferee that are converted by the Borrower or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such disposition; and

(d)           any Designated Non-cash Consideration received by the Borrower or such Subsidiary in such disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) since the Restatement Effective Date, not to exceed $25,000,000, with the Fair Market Value of each item of Designated Non-cash Consideration being determined at the time received and without giving effect to subsequent changes in value.

“Cash Equivalents” means:

(a)           United States dollars, Euros, any national currency of any participating member state of the economic and monetary union as contemplated in the Treaty on European Union, Australian dollars, Brazilian Reals, Indian Rupees, South African Rand, Swiss Franc and the British pound, or other local currencies held by the Borrower and its Subsidiaries from time to time in the ordinary course of business;

(b)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government or, in the case of any Foreign Subsidiary, by the government of any other member country of O.E.C.D. (provided that the full faith and credit of the United States or such other member country of O.E.C.D., as applicable, is pledged in support of those securities), in each case, having maturities of not more than two years from the date of acquisition;

(c)           certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having (x) capital and surplus in excess of $500,000,000 in the case of U.S. banks or (y) capital and surplus in excess of $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(d)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)           commercial paper or marketable short-term money market or readily marketable direct obligations and similar securities having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within two years after the date of acquisition; and

(f)            investment funds investing 95% of their assets in securities of the types described in clauses (a) through (e) above and (g) below;

(g)           investments with average maturities of 12 months or less from the date of acquisition in money market funds rated “AAA” (or the equivalent thereof) or better by S&P or “Aaa” (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and that have portfolio assets of at least $1,000,000,000; and

(h)           demand deposits held in accounts maintained in the ordinary course of business with commercial banks having (x) capital and surplus in excess of $500,000,000 in the case of U.S. banks, or (y) capital and surplus in excess of $50,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks.

“CFC” means any Person that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means (a) any Person, or Persons acting in concert, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock (or other securities convertible into such Voting Stock) representing more than 50% of the combined voting power of all Voting Stock of the Borrower, (b) a majority of the board of directors of Borrower shall cease to consist of Continuing Directors or (c) a “change of control” or event of like import shall occur under any Material Contract.

“Charges” has the meaning assigned to such term in Section 9.17.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Protective Advances or Overadvances.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator satisfactory to the Administrative Agent).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders and other Secured Parties, to secure the Secured Obligations.

“Collateral Access Agreement” has the meaning assigned to such term in Section 5.12.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, each Control Agreement, any Intercreditor Agreement and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, pledges, powers of attorney, consents, assignments, contracts, fee letters, leases, financing statements and all other written instruments, documents or agreements whether theretofore, now or hereafter executed by any Loan Party and delivered to the Administrative Agent.

“Collection Account” means any deposit account of the Loan Parties that is located in the United States where Collections are deposited.

“Collections” means, with respect to any Account, all cash collections and other proceeds of such Account (including late charges, fees and interest arising thereon, and all recoveries with respect thereto that have been written off as uncollectible).

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment, together with the commitment of such Lender to acquire participations in Protective Advances hereunder. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Concentration Account” means any deposit account of the Loan Parties that is located in the United States where funds from Collection Accounts are being transferred to on a regular basis.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Assets” means at any time the aggregate book value of all assets of the Borrower and its consolidated Subsidiaries as would be set forth at such time on a consolidated balance sheet of the Borrower prepared in accordance with GAAP.

“Continuing Directors” means the directors of the Borrower on the Restatement Effective Date and each other director if such director is nominated or appointed by a majority of the Continuing Directors or approved by the Continuing Directors (which, in each case for this purpose, shall include Persons theretofore elected as directors as contemplated by this definition) as director candidates prior to their election.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means a multi-party deposit account, securities account or commodities account control agreement by and among the applicable Loan Party, the Administrative Agent, holders of Non-ABL Priority Lien Obligations (or a trustee, agent or other representative therefor, including, without limitation, the ~~2027~~Senior Secured Notes Collateral Trustee), if applicable, and the depository, securities intermediary or commodities intermediary, and each in form and substance satisfactory to the Administrative Agent and, in any event, providing to the Administrative Agent “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC.

“Controlled Disbursement Account” means, collectively, any one or more accounts of the Borrower established after the Effective Date and maintained with the Administrative Agent as a zero balance, cash management account pursuant to and under any agreement between the Borrower and the Administrative Agent, as modified and amended from time to time, and through which all disbursements of the Borrower, any other Loan Party and any designated Subsidiary of the Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.21.

“Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time, plus (c) an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances outstanding at such time.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Defaulting Lender Bankruptcy Event or (ii) a Bail-In Action.

“Defaulting Lender Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Defaulting Lender Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Departing Lender” means each lender under the Existing Credit Agreement immediately prior to the Restatement Effective Date or the Amendment No. 2 Effective Date, as appliable, that does not have a Commitment hereunder and is identified on the Departing Lender Schedule hereto.

“Departing Lender Schedule” means the Schedule identifying each Departing Lender as of the effective date of such Lender’s departure and identified as such.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Subsidiary in connection with an asset disposition that is so designated as Designated Non-cash Consideration pursuant to a certificate delivered to the Administrative Agent, executed by a Financial Officer of the Borrower, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Period” means:

(i)             three (3) Business Days if, within one (1) Business Day of the implementation of a new or increased Reserve, the Borrower delivers to evidence to the Administrative Agent (with reasonable supporting detail) that the Borrower has (or will have within three (3) Business Days of the implementation of such new or increased Reserve) sufficient cash on hand to cause (x) the Aggregate Revolving Credit Exposure to be less than or equal to the Borrowing Base or (y) Availability to be greater than or equal to the greater of (i) $15,625,000 and (ii) 12.5% of the Aggregate Revolving Commitment, as applicable; and

(ii)            one (1) Business Day at all other times.

“Dilution Factors” means, with respect to any Billed Account or Unbilled Account, any portion of which (a) was reduced, canceled or written-off as a result of (i) any credits, rebates, freight charges, cash discounts, volume discounts, cooperative advertising expenses, royalty payments, warranties, cost of parts required to be maintained by agreement (either express or implied), allowances for early payment, warehouse and other allowances, defective, rejected, returned or repossessed merchandise or services, or any failure by the Borrower to deliver any merchandise or services or otherwise perform under the underlying contract or invoice, (ii) any change in or cancellation of any of the terms of the underlying contract or invoice or any cash discount, rebate, retroactive price adjustment or any other adjustment by the Borrower which reduces the amount payable by the Borrower on the related Account except to the extent based on credit related reasons, or (iii) any setoff in respect of any claim by the obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) is subject to any specific dispute, offset, counterclaim or defense whatsoever (except discharge in bankruptcy of the obligor thereof).

“Dilution Reserve Ratio” means as of any date of determination:

(i)            for purposes of calculating the Billed Dilution Reserve, a ratio computed as of the last day of the Applicable Measurement Period by dividing: (a) the aggregate Dilution Factors for all Billed Accounts during such period; to (b) the aggregate gross revenues of all Billed Accounts during such period; and

(ii)            for purposes of calculating the Unbilled Dilution Reserve, a ratio computed as of the last day of the Applicable Measurement Period by dividing: (a) the aggregate Dilution Factors for all Unbilled Accounts during such period; to (b) the aggregate gross revenues of all Unbilled Accounts during such period.

“Disqualified Stock” means any Equity Interests that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interests), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interests, in whole or in part, on or prior to the date that is 180 days after the Maturity Date. Notwithstanding the preceding sentence, any Equity Interests that would constitute Disqualified Stock solely because the holders of the Equity Interests have the right to require the Borrower to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale or upon a delisting of the Borrower’s common stock in the case of securities convertible into common stock or having similar characteristics will not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollars”, “dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state or territory thereof or the District of Columbia that is not either (a) a FSHCO, (b) a direct or indirect subsidiary of a CFC, or (c) an entity that is disregarded as a separate entity of a CFC or a FSHCO for United States Federal income tax purposes.

“EBITDA”

means, for any period, Net Income for such period,

plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of

(i) Interest Expense for such period,

(ii) income tax expense for such period minus, to the extent included in calculating Net Income for such period, all tax refunds or credits,

(iii) all amounts attributable to depreciation and amortization expense for such period,

(iv) the amount of any non-cash charges or expenses for such period resulting from any grant of stock or stock equivalents to employees (including charges related to 401(k) matching, restricted stock units, options and stock appreciation rights),

(v) the amount of any charges or expenses for such period caused by or attributable to restructuring, severance, relocation costs, consolidation and closing costs, integration costs, business optimization costs, transition costs, signing, retention or completion bonuses and curtailments or modifications to pension and post-retirement employee benefit plans not to exceed $40,000,000 during such period,

(vi) the amount of any other charges and expenses caused by or attributable to restructuring, severance, relocation costs, consolidation and closing costs, integration costs, fees and expenses of third-party consultants in connection with business optimization strategies, transition costs, signing, retention or completion bonuses and curtailments or modifications to pension and post-retirement employee benefit plans, in each case, related to or arising in connection with the Borrower’s cost reduction actions presented in a model to the Lenders prior to the Restatement Effective Date in an aggregate amount during the term of this Agreement not to exceed $200,000,000,

(vii) any non-cash expense or loss for such period arising from the cancellation of indebtedness,

(viii) any fees, premiums, expenses and other charges incurred in connection with the issuance, extinguishment, redemption, repurchases or repayment of debt, any amendment or other modification of any credit facility, the issuance of equity or the making of any investment or disposition, in each case, to the extent permitted under the Credit Agreement,

(ix) the amount of any non-cash settlement charges for such period caused by or attributable to the restructuring of pension plans of Borrower and its Subsidiaries,

(x) any losses from discontinued operations for such period,

(xi) any losses on sales of assets for such period,

(xii) any non-cash asset impairment charges for such period,

(xiii) any consolidated pension expenses under ASC Topic 715-30 (Compensation – Retirement Benefits - Pension) or any successor provision for such period,

(xiv) any extraordinary, non-recurring or unusual losses or charges for such period and related tax effects,

(xvi any other non-cash losses or expenses for such period, and

(xvi) any cash actually received during such period in respect of non-cash gains described in clause (b)(iii) and (b)(vi) below,

minus (b) without duplication and to the extent included in Net Income,

(i) any cash payments made during such period in respect of non-cash charges described in clause (a)(vii), (ix), (xii) or (xv) taken in a prior period,

(ii) any interest income for such period,

(iii)  any non-cash income or gains for such period arising from the cancellation of Indebtedness,

(iv) any income or gains for such period from discontinued operations,

(v) any gains on sales of assets for such period,

(vi) any extraordinary non-recurring or unusual gains for such period and related tax effects,

(vii) any cash contributions (including interest thereon but excluding any stock contributions) to any United States or foreign defined benefit pension plan to the extent such cash contributions were required to be made during such period pursuant to the terms of the applicable plan or any applicable Requirement of Law or contract, but excluding (x) any voluntary additional contributions and (y) the amount of contributions actually made during the ~~2020~~2025 or ~~2021~~2026 fiscal years from proceeds of the ~~2027 Notes or the disposition of the Federal contracting business~~Senior Secured Notes, and

(viii) any other non-cash income or gains for such period,

all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” as used herein or in any Loan Document, means October 5, 2017, in reference to the effective date of the Existing Credit Agreement.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrower and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any Issuing Bank and any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an Electronic System or other equivalent service acceptable to the Administrative Agent.

“Eligible Accounts” means, at any time, the Accounts of the Borrower which the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Accounts shall not include the following:

(a)            Past Due Accounts; Extended Term Accounts. (i) Accounts that are not paid within the earlier of (x) ninety (90) days following their due date or (y) (1) in the case of Accounts that by their terms are due and payable between one (1) and thirty (30) days from their original invoice date, ninety (90) days following their original invoice date, (2) in the case of Accounts that by their terms are due and payable between thirty-one (31) and sixty (60) days from their original invoice date, one hundred and twenty (120) days following their original invoice date and (3) in the case of Accounts that by their terms are due and payable between sixty-one (61) and ninety (90) days from their original invoice date, one hundred and fifty (150) days following their original invoice date; or (ii) Accounts that by their terms are due and payable more than ninety (90) days following their original invoice date;

(b)            Cross Aged Accounts. (i) Billed Accounts that are the obligations of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Billed Accounts owing by that Account Debtor are ineligible under clause (a) above; and (ii) Unbilled Accounts that are the obligations of an Account Debtor whose Billed Accounts are ineligible under clause (b)(i) above;

(c)            Foreign Accounts. Accounts that are the obligations of an Account Debtor headquartered in a country other than the United States of America unless (i) any such Account (A) is payable by the Account Debtor in United States Dollars to a deposit account that is subject to a Control Agreement, (B) has been originated in the United States, and (C) the Account Debtor with respect to which is not an Account Debtor that is a Governmental Authority and (ii) only to the extent that the outstanding balance of all Accounts included as Eligible Accounts by reason of this clause (c) does not exceed $10,000,000 as of any date of determination;

(d)            Government Accounts. Government Accounts unless (i) the Account Debtor thereon is the United States federal government or any state or municipality thereof, and (ii) such Government Accounts (including any Unbilled Accounts and regardless of whether such Government Account is in compliance with all applicable assignment of claims statutes and regulations applicable to such Government Account) (x) are not subject to any existing assignments pursuant to the applicable assignment of claims statutes and regulations (other than any assignments in favor of the Administrative Agent) and (y) do not contain any prohibitions on assignments under the applicable assignment of claims statutes and regulations; provided, however, that notwithstanding the foregoing, Accounts described in this clause (d) shall not be Eligible Accounts if at any time that an Assignment of Claims Trigger Event, a Default or an Event of Default has occurred and is continuing, the Administrative Agent has instructed the Borrower to comply with any applicable assignment of claims statutes or regulations in connection with any such Accounts pursuant to the Security Agreement, and the Borrower has failed to do so by the date that is one-hundred twenty (120) days after such request (or such later date as agreed to by the Administrative Agent in its sole discretion);

(e)            Unbilled Accounts. Any Unbilled Account unless:

(i)            the Borrower has recognized the associated revenue for such Account in accordance with GAAP with respect to a completed task order; and

(ii)            less than sixty (60) days have passed since the date that the Borrower recognized the associated revenue for such Account in accordance with GAAP with respect to the applicable completed task order.

(f)            Unearned Accounts. Any Account (including any Unbilled Account) that represents amounts billed in advance, deferred revenue or a percentage of completion, unearned revenue (including unearned revenue for customer payments and/or deposits for services not yet rendered and/or goods not yet delivered), “billed but not yet shipped” goods or merchandise, partially performed or unperformed services, consigned goods or “sale or return” goods or arises from a transaction for which any additional performance by the Borrower, or acceptance by or other act of the Borrower, including any required submission of documentation, remains to be performed as a condition to any payments on such Account or the enforceability of such Account under applicable law;

(g)           Contra Accounts. Accounts designated by Agent to the extent the Borrower or any Domestic Subsidiary thereof that has operations in the United States is liable for goods sold or services rendered by the applicable Account Debtor to the Borrower or any Domestic Subsidiary thereof that has operations in the United States but only to the extent of the potential offset;

(h)           Chargebacks/Disputed Accounts. Any Account to the extent of any defense, counterclaim, setoff or dispute is asserted as to such Account;

(i)            Inter-Company/Affiliate Accounts. Accounts that arise from a sale to any Affiliate of the Borrower;

(j)            Concentration Risk. Accounts to the extent that any such Account, together with all other Accounts owing by the same Account Debtor and its Affiliates as of any date of determination, exceed twenty percent (20%) of all Eligible Accounts;

(k)           Credit Risk. Accounts that are otherwise determined to be unacceptable by Agent in its Permitted Discretion, upon the delivery of prior or contemporaneous notice (oral or written) of such determination to the Borrower;

(l)            Defaulted Accounts; Bankruptcy. Accounts where:

(i)            the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(ii)           a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

unless, in each case, the Borrower has been designated as a “critical vendor” and the Account Debtor thereunder has obtained (x) in the case of any Account originated pre-petition, a final court order approving the payment of the pre-petition claims of the Borrower on an administrative priority basis or (y) in the case of any Account originated post-petition, a final court order approving the payment of the post-petition claims of the Borrower on an administrative priority basis, and, in any such case, such Account Debtor has agreed post-petition to pay the Account owing by such Account Debtor on a current basis in accordance with its terms;

(m)           Employee Accounts. Accounts that arise from a sale to any director, officer, other employee, or to any entity that has any common officer with the Borrower;

(n)           Collection Accounts. Accounts as to which the Account Debtor has been directed to make payments thereon to any location or bank account that is not a Collection Account subject to a Control Agreement;

(o)           Ability to Enforce Remedies; Surety Bond. Accounts (i) as to which the Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (ii) that are subject to the equitable lien of a surety bond issuer;

(p)            Non-Acceptable Alternative Currency. Accounts that are payable in any currency other than United States Dollars;

(q)            Other Liens Against Accounts. Accounts that (i) are not owned by the Borrower or (ii) are subject to any right, claim, Lien or other interest of any other Person, other than (x) Liens in favor of Agent, securing the Obligations and (y) so long as an Intercreditor Agreement is in effect, Liens in favor of the holders of Non-ABL Priority Lien Obligations (or a trustee, agent or other representative therefor, including, without limitation the ~~2027~~Senior Secured Notes Collateral Trustee) securing Non-ABL Priority Lien Obligations permitted hereunder;

(r)            Conditional Sale. Accounts that arise with respect to goods that are placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is conditional;

(s)           Judgments and Notes. Accounts that are evidenced by a judgment or Instrument;

(t)            Not Bona Fide. Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(u)           Not Ordinary Course. Accounts that do not arise from the sale of goods or the performance of services by the Borrower in the ordinary course of business, including, without limitation, bulk sales; or

(v)           Not Perfected. Accounts as to which Agent’s Lien thereon, on behalf of itself and the other Secured Parties, is not a first priority perfected Lien.

Notwithstanding the foregoing, no Accounts acquired by the Borrower in any transaction permitted pursuant to Section 6.04 shall be included as Eligible Accounts until a field examination with respect thereto has been completed to the reasonable satisfaction of Agent, including the establishment of Reserves required in the Administrative Agent’s Permitted Discretion; provided that field examinations in connection with Permitted Acquisitions shall not count against the limited number of field examinations for which expense reimbursement may be sought.

In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower to reduce the amount of such Account.

“Employee Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and the cost of attorney’s fees) that may be imposed on, incurred by or asserted against any Loan Party or any Subsidiary of any Loan Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other use, operation or occupation of property by any Loan Party or any Subsidiary of any Loan Party, whether on, prior or after the date hereof.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any Loan Party and any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(b) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the regulations thereunder, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the incurrence by any ERISA Affiliate of liability due to the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan or the termination of a Title IV Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the receipt by any ERISA Affiliate of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA or to appoint a trustee to administer a Title IV Plan under Section 4042 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make by its due date any required contribution under Section 430(j) of the Code or Section 303 of ERISA to any Title IV Plan or the failure to make any required contribution to any Multiemployer Plan when due; (h) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to a Title IV Plan, (i) the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; or (j) the imposition on any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code or Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Assets” has the meaning assigned to such term in the Security Agreement.

“Excluded Bank Accounts” means (i) any deposit account for taxes, payroll, employee benefits or similar items and any other account or financial asset in which such security interest would be unlawful or in violation of any Title IV Plan or employee benefit agreement, (ii) any deposit or checking accounts with balances below $1,000,000, so long as the aggregate balance of all such deposit and checking accounts does not at any one time exceed $10,000,000 (it being understood that any deposit or checking account that it subject to a Control Agreement in favor of the Administrative Agent at any time shall not constitute an “Excluded Bank Account” at any time from and after the date of the execution of such Control Agreement, regardless of the balance thereof), (iii) any deposit or securities account that is located outside of the United States or (iv) Permitted Cash Collateral Accounts.

“Excluded Liabilities” means (i) liabilities that are by their terms subordinated to the Secured Obligations, (ii) liabilities of the Loan Parties that are unsecured or subordinated to the Secured Obligations as to Lien priority, (iii) liabilities that are directly or indirectly held or beneficially owned by an Affiliate of the Borrower and (iv) liabilities of a Subsidiary that is not a Loan Party (except to the extent assumed or extinguished as consideration for assets or property of such Subsidiary).

“Excluded Subsidiary” means Unisys Sudamericana Ltda., so long as such Subsidiary has no business or operations in the United States, any state or territory thereof or the District of Columbia.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of October 5, 2017, by and among the Borrower, as borrower, the other credit parties from time to time party thereto, the lenders from time to time party thereto, and JPMorgan, as administrative agent, as the same may have been amended, restated, supplemented or otherwise modified prior to the date hereof.

“Existing Letters of Credit” has the meaning assigned to such term in Section 2.06(a).

“Existing Loan Documents” means any Loan Documents that were executed or delivered prior to the Restatement Effective Date in connection with the Existing Credit Agreement (in each case, as amended, restated, supplemented or otherwise modified prior to the date hereof).

“Fair Market Value” means the fair market value that would be paid by a willing buyer to an unaffiliated willing seller (unless otherwise provided herein) as determined by Senior Management of the Borrower in good faith; provided that if such fair market value exceeds $25,000,000, such determination shall be made by the Board of Directors of the Borrower or an authorized committee thereof in good faith (including as to the value of all non-cash assets and liabilities).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.50%, such rate shall be deemed to be 0.50% for the purposes of this Agreement.

“Finance Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP (subject to Section 1.04 hereof), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Financial Officer” means the chief financial officer, principal accounting officer, director of corporate finance, treasurer or controller of the Borrower.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Fiscal Quarter” means any of the quarterly accounting periods of the Borrower, ending on March 31, June 30, September 30, and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Borrower, ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) EBITDA minus Unfinanced Capital Expenditures to (b) Fixed Charges, all calculated for the most recent period of four consecutive Fiscal Quarters for which financial statements have been (or are required to have been) delivered pursuant to Section 5.01(a) or (b) hereof.

“Fixed Charge Trigger Event” means that Availability is less than the greater of (i) $12,500,000 and (ii) 10.0% of the Aggregate Revolving Commitment at such time. Upon the occurrence of a Fixed Charge Trigger Event, such Fixed Charge Trigger Event shall be deemed to be continuing until the first date on which at all times during the preceding thirty (30) consecutive days, Availability shall have been greater than the greater of (i) $12,500,000 and (ii) 10.0% of the Aggregate Revolving Commitment.

“Fixed Charge Trigger Event Borrowing Conditions” means after giving effect to any Borrowing or issuance, amendment, renewal or extension of any Letter of Credit, as applicable (a) the Borrower shall be in compliance with the Fixed Charge Coverage Ratio covenant (as required pursuant to Section 6.18) as of the most recently completed Fiscal Quarter for which financial statements have been (or are required to have been) delivered pursuant to Section 5.01(a) or (b) hereof and (b) Liquidity is not less than $130,000,000.

“Fixed Charges” means, for any period, without duplication, (a) cash Interest Expense, plus (b) scheduled amortizing principal payments of Indebtedness (excluding for the avoidance of doubt any “bullet maturity” principal payments of Indebtedness), plus (c) expenses for net taxes paid in cash, plus (d) dividends paid by the Borrower, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Flood Laws” has the meaning assigned to such term in Section 8.11.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0.50%.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“FSHCO” means any Person substantially all of the assets of which consist of Equity Interests of one or more CFCs; provided that for this definition, the term “Equity Interests” includes all interests in a CFC or FSHCO treated as equity for U.S. federal income tax purposes.

“Funding Account” means the account identified as such by the Borrower pursuant to a notice delivered to the Administrative Agent on the Effective Date of the Existing Credit Agreement.

“GAAP” means generally accepted accounting principles in the U.S.

“Government Account” means an Account the Account Debtor with respect to which is a an Account Debtor that is any government (or any department, agency, public corporation, or instrumentality thereof) of any country.

“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means any substance, material or waste that is regulated or otherwise gives rise to liability under or for which standards of care are imposed pursuant to any Environmental Law, including but not limited to any “Hazardous Waste” as defined by the Resource Conservation and Recovery Act (RCRA) (42 U.S.C. § 6901 et seq. (1976)), any “Hazardous Substance” as defined under the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) (42 U.S.C. §9601 et seq. (1980)), any contaminant, pollutant, petroleum or any fraction thereof, asbestos, asbestos containing material, polychlorinated biphenyls, mold, and radioactive substances or any other substance that is toxic, ignitable, reactive, corrosive, caustic, or dangerous.

“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the Board of Directors of such Person or the stockholders or other equityholders of such Person, or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) obligations representing the balance deferred and unpaid of the purchase price of any property or service due more than six months after such property is acquired or such services are completed except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; (c) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit issued for the account of such Person (contingent or otherwise) and without duplication, all unreimbursed drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (e) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (f) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (g) all Finance Lease Obligations; (h) any Off-Balance Sheet Liability; (i) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock, valued as of any date at the amount which would be required to be paid pursuant such obligation to purchase, redeem, retire, defease or otherwise acquire for value pursuant to the terms of such Disqualified Stock if exercised by the holder thereof on such date; (j) [reserved]; (k) all indebtedness referred to in clauses (a) through (j) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (l) without duplication, all Guarantees in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (k) above. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is not an Affiliate of the Borrower.

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets, Software and IP Licenses.

“Intercreditor Agreement” means (i) that certain ABL Intercreditor Agreement, dated as of the Restatement Effective Date, by and among the Borrower, the Subsidiary Guarantors, the ~~2027~~Senior Secured Notes Collateral Trustee, the holders of any other Non-ABL Priority Lien Obligations (or a trustee, agent or other representative therefor) from time to time party thereto and the Administrative Agent, in connection with the ~~2027~~Senior Secured Notes and certain other Non-ABL Priority Lien Obligations from time to time subject thereto~~,~~ (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), and (ii) any other intercreditor or subordination agreement (including intercreditor or subordination provisions incorporated into a document evidencing Indebtedness), in form and substance reasonably acceptable to the Administrative Agent, between the Administrative Agent and the holders of any other Indebtedness (or any trustee, agent or other representative for such holders) or obligations that are permitted or required by the terms hereof to be (a) subordinated in priority of payment to the Secured Obligations and/or (b) junior to or, solely to the extent expressly permitted hereby with respect to Non-ABL Priority Liens, senior to, the Liens securing the Secured Obligations.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form of Exhibit G or any other form approved by the Administrative Agent.

“Interest Expense” means, for any period, interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan (including any Swingline Loan), the first day of each calendar month and the Maturity Date, (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date, and (c) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“Investment” has the meaning assigned to such term in Section 6.04.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, licensing any right to or interest in any Intellectual Property.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means, individually and collectively, each of Bank of America, in its capacity as the issuer of Letters of Credit hereunder, and any other Revolving Lender from time to time designated by the Borrower as an Issuing Bank, with the consent of such Revolving Lender and the Administrative Agent, and their respective successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.

“Issuing Bank Sublimits” means, as of the Amendment No. 2 Effective Date, (i) $40,000,000 in the case of Bank of America and (ii) if at any time after the Restatement Effective Date there is more than one Issuing Bank, with respect to each Issuing Bank (including Bank of America), such amount as shall be agreed in writing among such Issuing Bank, the Administrative Agent and the Borrower; provided, that any Issuing Bank shall be permitted at any time to increase or reduce its Issuing Bank Sublimit upon providing five (5) days’ prior written notice thereof to the Administrative Agent and the Borrower.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit E.

“JPMorgan” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means any payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

“Lender-Related Person” has the meaning assigned to such term in Section 9.03(d).

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to Section 2.09 or an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank. For the avoidance of doubt, from and after the effectiveness of this Agreement, the term “Lenders” excludes any Departing Lenders.

“Letters of Credit” means the letters of credit issued pursuant to this Agreement (including any Existing Letters of Credit deemed to be issued hereunder), and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liabilities, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not, contingent or actual.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, finance lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” means, on any date, the sum of (x) Availability on such date, plus (y) Unrestricted Cash on Hand as of such date.

“Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, the Loan Guaranty, any Intercreditor Agreement and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, letter of credit agreements, letter of credit applications and any agreements between the Borrower and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit, and all other written instruments, documents, or agreements whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means the Borrower (with respect to the Specified Ancillary Obligations) and each Subsidiary Guarantor (with respect to all Secured Obligations).

“Loan Guaranty” means Article X of this Agreement.

“Loan Parties” means, collectively, the Borrower, the Subsidiary Guarantors and their respective successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Board.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties, or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform in any material respect their obligations under the Loan Documents; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of the Loan Documents, or (ii) the perfection or priority of the Liens granted to the Lenders or to Agent for the benefit of the Secured Parties under any of the Collateral Documents.

“Material Contract” means each of (a) the ~~2027~~Senior Secured Notes Indenture and the ~~2027~~Senior Secured Notes Collateral Trust Agreement and (b) any other agreement evidencing Non-ABL Priority Lien Debt, if applicable, and any other principal contract or agreement governing Indebtedness for borrowed money of the Borrower or any Subsidiary in an amount in excess of $50,000,000.

“Material Domestic Subsidiary” means a Domestic Subsidiary of Borrower that is at the same time a Material Subsidiary.

“Material Real Estate” means any owned Real Estate located in the United States with a Fair Market Value in excess of $2,500,000, provided that the Real Estate located at 3199 Pilot Knob Road, Eagan, Minnesota shall not constitute Material Real Estate.

“Material Subsidiary” means (i) an individual Subsidiary of the Borrower (other than the Excluded Subsidiary) having (x) gross assets (excluding goodwill in existence on the Restatement Effective Date and receivables due from the Borrower or a Subsidiary of the Borrower) with an aggregate book value exceeding one percent (1%) of Consolidated Assets or (y) revenues exceeding one percent (1%) of the consolidated revenue of the Borrower and its Subsidiaries (other than the Excluded Subsidiary); provided, that (ii) Domestic Subsidiaries that fail to constitute Material Subsidiaries pursuant to this sentence, shall not, collectively, have (x) gross assets (excluding goodwill in existence on the Restatement Effective Date and receivables due from the Borrower or a Subsidiary of the Borrower), but without duplication, with an aggregate book value exceeding two percent (2%) of Consolidated Assets or (y) revenues exceeding two percent (2%) of the consolidated revenue of the Borrower and its Subsidiaries (it being understood and agreed that in the event such limit would otherwise be exceeded, the Borrower may designate one or more Domestic Subsidiaries as Material Subsidiaries such that the aggregate gross assets (excluding goodwill in existence on the Restatement Effective Date and receivables due from the Borrower or a Subsidiary) and revenues of the remaining Domestic Subsidiaries that are not Material Subsidiaries are less than or equal to such limits).

“Maturity Date” means the earliest of (x) ~~October 29~~June 27, ~~2027~~2030, (y) any Springing Maturity Date, or (z) any other date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Debt” means, as of any date of determination, Debt of the Borrower and its Restricted Subsidiaries as of such date minus the aggregate amount of cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date.

“Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary and (d) the cumulative effect of changes in accounting principles during such period.

“Non-ABL Collateral Account” has the meaning assigned to such term in the definition of ABL Priority Collateral.

“Non-ABL Priority Lien” means a Lien granted pursuant to a Non-ABL Priority Security Document in favor of the holders of Non-ABL Priority Lien Obligations (or a trustee, agent or other representative therefor, including, without limitation, the ~~2027~~Senior Secured Notes Collateral Trustee), at any time, upon any property of the Borrower or any Subsidiary Guarantor to secure Non-ABL Priority Lien Obligations permitted hereunder; provided that such Lien remains at all times subject to the provisions of the applicable Intercreditor Agreement and, in accordance with the terms of such documents:

(a)            with respect to Collateral other than ABL Priority Collateral, senior in priority to the Liens securing the Secured Obligations; and

(b)           with respect to ABL Priority Collateral, junior in priority to the Liens securing the Secured Obligations.

“Non-ABL Priority Lien Debt” means any Indebtedness of the Loan Parties that is secured by Non-ABL Priority Liens, provided that such Indebtedness is governed by an indenture or a credit agreement, as applicable, and is subject to the provisions of the applicable Intercreditor Agreement.

“Non-ABL Priority Lien Obligations” means Non-ABL Priority Lien Debt and all other obligations in respect thereof.

“Non-ABL Priority Security Documents” means any applicable Intercreditor Agreement, all security agreements, pledge agreements, mortgages, deeds of trust, collateral assignments, collateral trust or agency agreements, control agreements or other grants or transfers for security executed and delivered by any Loan Party creating (or purporting to create) a Lien upon Collateral in favor of the holders of Non-ABL Priority Lien Obligations (or a trustee, agent or other representative therefor, including, without limitation, the ~~2027~~Senior Secured Notes Collateral Trustee), in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the applicable Intercreditor Agreement.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means for any day, the per annum rate calculated by NYFRB based on such day's federal funds transactions by depository institutions (as determined in such manner as NYFRB shall set forth on its public website from time to time) and published on the next Business Day by NYFRB as the federal funds effective rate; provided, that in no event shall the Federal Funds Rate be less than 0.50%.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liability” of a Person means (a) any synthetic lease, off-balance sheet loan or similar funded, third-party off balance sheet financing product entered into by such Person, and (b) any Attributable Debt of such Person in respect of a Sale and Leaseback Transaction.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Equity Interests of a Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Outstanding Balance” means, with respect to any Account, as of any date of determination, the amount (which amount shall not be less than zero) equal to (a) the Billed Amount thereof, minus (b) all Collections received from the Account Debtor thereunder, minus (c) all discounts to, or any other modifications by the related Loan Party that reduce such Billed Amount; provided, that if the Administrative Agent makes a good faith determination that all payments by such Account Debtor with respect to such Billed Amount have been made, the Outstanding Balance shall be zero.

“Overadvance” has the meaning assigned to such term in Section 2.05(b).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Paid in Full” or “Payment in Full” means, (i) the payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (ii) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Issuing Bank of a cash deposit in an amount equal to 103% of the LC Exposure as of the date of such payment or, at the discretion of the Issuing Bank, a back-up standby letter of credit satisfactory to the Issuing Bank), (iii) the payment in full in cash of the accrued and unpaid fees, including the applicable Prepayment Fee, if any, (iv) the payment in full in cash of all reimbursable expenses and other Secured Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (v) the termination of all Commitments, and (vi) the termination of the Secured Rate Contract Obligations and the Bank Product Obligations or entering into other arrangements reasonably satisfactory to the Secured Parties counterparties thereto.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Payment” has the meaning assigned to such term in Section 8.06(c)(i).

“Payment Conditions” means the following conditions, which shall be required to be satisfied both immediately before and after giving effect to any applicable event (in the case of determining whether the Springing Maturity Date shall occur, as if the repayment of the ~~2027~~Senior Secured Notes or payment of the required pension contribution were to occur on such date):

(i)           no Default or Event of Default has occurred and is continuing or would result from such event (as applicable);

(ii)          Liquidity is not less than $130,000,000; and

(iii)         the Borrower is in compliance with Section 6.18 as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), computed on a pro forma basis (regardless of whether any such covenant is required to be tested as of such date pursuant to Section 6.18).

“Payment Notice” has the meaning assigned to such term in Section 8.06(c)(ii).

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Acquisition” means any Acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related Acquisitions by the Borrower or any Subsidiary if, at the time of and immediately after giving effect thereto, (a) the Payment Conditions are satisfied, (b) all actions required to be taken with respect to any acquired assets or acquired or newly formed Subsidiary under Section 5.14 shall have been taken, (c) in the case of a merger or consolidation involving the Borrower or a Subsidiary, the Borrower or such Subsidiary is the surviving entity of such merger and/or consolidation; provided that any merger or consolidation involving the Borrower shall result in the Borrower as the surviving entity, and any merger or consolidation involving a Loan Party other than the Borrower shall result in a Loan Party as the surviving entity, and (d) the aggregate consideration paid by the Loan Parties for the acquisition of Persons that are not (and do not become in connection with such transaction) a Loan Party or assets that are not thereupon owned by a Loan Party shall not exceed (1) $50,000,000 for all such Acquisitions during the term of this Agreement, plus (2) an unlimited amount so long as the Payment Conditions are satisfied.

“Permitted Cash Collateral Account” means an account established solely for purposes of holding cash and Cash Equivalents subject to a Lien permitted pursuant to Section 6.01(aa). For the avoidance of doubt, no Collection Account or Concentration Account may be a “Permitted Cash Collateral Account”.

“Permitted Debt” has the meaning assigned to such term in Section 6.05.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Lien” has the meaning assigned to such term in Section 6.01.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Borrower or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Borrower or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

(i)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(ii)             such Permitted Refinancing Indebtedness has a final maturity date later than ninety-one (91) days after the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(iii)            if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Secured Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Secured Obligations on terms at least as favorable in the aggregate to the holders of the Secured Obligations as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(iv)            such Indebtedness shall not include Indebtedness of a Subsidiary of the Borrower that refinances Indebtedness of the Borrower or another Loan Party unless such Subsidiary was an obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

For the avoidance of doubt, (i) Permitted Refinancing Indebtedness shall not have the benefit of greater security than the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, except pursuant to Permitted Liens incurred in compliance with Section 6.01 hereof (provided, that if the existing Indebtedness was unsecured, such Permitted Refinancing Indebtedness shall also be unsecured) and (ii) any Non-ABL Priority Lien Debt that is incurred to refinance any existing Non-ABL Priority Lien Debt (or any other Indebtedness) shall not constitute “Permitted Refinancing Indebtedness” hereunder.

“Permitted Sales-Type Lease Transaction” means a limited recourse sale of payment obligations owing to the Borrower or any Subsidiary of the Borrower in relation to sales-type leases in exchange for cash proceeds; provided that at the time of any such sale, (x) no Default or Event of Default shall exist or result from such sale and (y) after giving pro forma effect to such sale and any repayment of Loans substantially concurrent with such sale, the Aggregate Revolving Credit Exposure would not exceed the Borrowing Base.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Prime Rate” means the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

~~“Priority Indebtedness” means, at any date, (a) Non-ABL Priority Lien Debt (but excluding Indebtedness in respect of the 2027 Notes and Permitted Refinancing Indebtedness in respect thereof if permitted under Section 6.05(a)(v)), (b) Indebtedness of Foreign Subsidiaries and other Subsidiaries that are not Loan Parties incurred under Section 6.05(a)(v), and (c) Indebtedness under this Agreement (assuming that all committed amounts hereunder are drawn) or any other Indebtedness constituting “Priority Lien Debt” under and as defined in the 2027 Senior Notes Indenture.~~

~~“Priority Leverage Ratio” means, at any date, the ratio of (a) Priority Indebtedness as of the date of determination (if as of any date of incurrence of such Priority Indebtedness, after giving pro forma effect to such Priority Indebtedness and the application of any net proceeds therefrom (which application may occur within thirty-five (35) days of the date of such incurrence or later with the consent of the Administrative Agent, such consent not to be unreasonably withheld)) to (b) EBITDA for the period of four consecutive Fiscal Quarters for which financial statements have been delivered pursuant to Section 5.01 ending immediately prior to such date (or, in each case, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.11(a)).~~

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Protective Advance” has the meaning assigned to such term in Section 2.04.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.21.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Trust Arrangement” means a trust agreement, paying agency agreement, escrow agreement or other similar arrangement pursuant to which (i) a Qualified Trustee will receive payments in relation to assets sold pursuant to a Permitted Sales-Type Lease Transaction and the STL Related Accounts, as agent for the applicable Loan Parties, the Administrative Agent, and the purchaser of the assets in the Permitted Sales Type Lease Transaction, and (ii) the payments due to a Loan Party in respect of the STL Related Accounts will be remitted by the Qualified Trustee to a Collection Account (or, following notice from the Administrative Agent to the Qualified Trustee of an Event of Default or Trigger Event hereunder, as directed by the Administrative Agent).

“Qualified Trustee” means a bank or trust company having combined capital and surplus of at least $100,000,000, acting as trustee, paying agent, escrow agent or other similar capacity in relation to a Qualified Trust Arrangement.

“Qualified Trust Account” means an account maintained at a Qualified Trustee pursuant to a Qualified Trust Arrangement.

“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any specified Person.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (New York time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting and (3) if such Benchmark is not the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Relevant Governmental Body” means the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, Adjusted Daily Simple SOFR, as applicable.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrower, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, subject to Section 2.20, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Article VII or the Commitments terminating or expiring, Lenders having Credit Exposures and Unfunded Commitments representing at least 51% of the sum of the Aggregate Credit Exposure and Unfunded Commitments at such time; provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Article VII, the Unfunded Commitment of each Lender shall be deemed to be zero in determining the Required Lenders; and (b) for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, Lenders having Credit Exposures representing at least 51% of the Aggregate Credit Exposure at such time. Notwithstanding the foregoing, if at any time any single Lender shall have Credit Exposure and Unfunded Commitments representing at least 51% of the sum of the Aggregate Credit Exposure and Unfunded Commitments, then any determination of “Required Lenders” hereunder shall require at least two (2) Lenders.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, an availability reserve, reserves for accrued and unpaid interest on the Secured Obligations, Banking Products Reserves, volatility reserves, reserves for rent at locations leased by any Loan Party if there is no Collateral Access Agreement in favor of the Administrative Agent for such locations and for consignee’s, warehousemen’s and bailee’s charges if there is no Collateral Access Agreement in favor of the Administrative Agent for such locations, reserves for dilution of Accounts (in addition to, but without duplication of, the Dilution Reserve Ratio component of the Borrowing Base), reserves for Secured Rate Contract Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party; provided, however, that the Administrative Agent may not implement Reserves to the extent the matters reserved for are already specifically reflected as ineligible Accounts.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the principal executive officer, the principal financial officer, the principal accounting officer, the treasurer or the assistant treasurer of the Borrower or any other officer of the Borrower having substantially the same authority and responsibility.

“Restatement Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Restricted Payment” has the meaning assigned to such term in Section 6.08.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Credit Exposure hereunder, as such commitment may be reduced from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.

“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.15.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the U.S.

“Secured Obligations” means all Obligations, together with all (i) Bank Product Obligations owing to a Bank Product Provider and (ii) Secured Rate Contract Obligations owing to a Secured Swap Provider; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) the Issuing Bank, (d) each Bank Product Provider, to the extent the Bank Product Obligations owing to such Bank Product Provider constitute Secured Obligations, (e) each Secured Swap Provider, to the extent the obligations in respect of Secured Rate Contracts to which such Secured Swap Provider is a party constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (g) the successors and assigns of each of the foregoing.

“Secured Rate Contract” means any Swap Agreement between a Loan Party and the counterparty thereto and designated in writing by the Borrower to the Administrative Agent as a “Secured Rate Contract”, and which (i) has been provided or arranged by a Lender or an Affiliate of a Lender, or (ii) Administrative Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder; provided that no Swap Agreement may constitute a Secured Rate Contract hereunder unless the Borrower and Administrative Agent has each expressly consented thereto (such consent, in the case of Administrative Agent, not to be unreasonably withheld or delayed).

“Secured Rate Contract Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Secured Rate Contracts, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Secured Rate Contracts.

“Secured Swap Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Swap Agreement) who has entered into a Secured Rate Contract with a Loan Party, or (ii) a Person with whom a Loan Party has entered into a Secured Rate Contract provided or arranged by a Lender or an Affiliate of a Lender, and any assignee thereof.

“Security Agreement” means that certain Security Agreement, dated as of even date herewith, in form and substance reasonably acceptable to the Administrative Agent and the Borrower, made by the Loan Parties in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Senior Management” means the chief executive officer and the chief financial officer of the Borrower.

“Senior Secured Notes” means the 10.625% senior secured notes due January 15, 2031 issued by the Borrower in an aggregate principal amount of up to $700,000,000 pursuant to the Senior Secured Notes Indenture.

“Senior Secured Notes Collateral Account” means the “Collateral Account” as defined in the Senior Secured Notes Collateral Trust Agreement.

“Senior Secured Notes Collateral Trust Agreement” means the Amended and Restated Collateral Trust Agreement dated as of the Amendment No. 3 Effective Date, among the Borrower, the subsidiary guarantors from time to time party thereto, the Senior Secured Notes Collateral Trustee and the other pari passu lien representatives from time to time party thereto, as supplemented, amended or otherwise modified from time to time.

“Senior Secured Notes Collateral Trustee” means Computershare Trust Company, N.A., in its capacity as “Collateral Trustee” under the Senior Secured Notes Collateral Trust Agreement.

“Senior Secured Notes Indenture” means the Indenture dated as of the Amendment No. 3 Effective Date among the Borrower, the subsidiary guarantors party thereto and Computershare Trust Company, N.A., in its capacity as “Trustee” and “Collateral Trustee” thereunder (or any successor “Trustee” or “Collateral Trustee” thereunder) pursuant to which the Senior Secured Notes have been issued.

“Settlement” has the meaning assigned to such term in Section 2.05(d).

“Settlement Date” has the meaning assigned to such term in Section 2.05(d).

“Significant Liability” means a Liability of the Loan Parties and their Subsidiaries, individually or in the aggregate, in excess of $50,000,000.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent, subordinated and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature (including contingent, subordinated and unliquidated liabilities) and (c) such Person does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as they mature and (d) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Loan Parties other than the Borrower, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders or any of their Affiliates under any Swap Agreement or any agreement evidencing Banking Products.

“Specified JV” means (i) the entities listed on Schedule 1.01 and (ii) each additional Person specified by the Borrower by written notice to the Administrative Agent certifying that (A) Borrower and its Subsidiaries own not more than 65% of the outstanding equity interests in such Person and (B) such Person is a corporation, limited liability company or other entity as to which under applicable law the owners of equity interests are not liable solely by reason of their ownership of such equity interests for the liabilities and obligations of such entity.

“Springing Maturity Date” means the date that is ninety-one (91) days prior to either (a) the maturity date of the ~~2027~~Senior Secured Notes or (b) any date upon which net U.S. pension contributions (after giving effect to prepayments held on account with the PBGC) in an amount in excess of $100,000,000 are required to be paid to the PBGC unless, on any such date (x) Liquidity exceeds the aggregate outstanding principal balance of the ~~2027~~Senior Secured Notes or the aggregate amount of such required net pension contributions, as applicable, and (y) the Payment Conditions are satisfied.

“Statements” has the meaning assigned to such term in Section 2.18(g).

“STL Related Accounts” means any Account arising under the same Contract as assets sold in connection with a Permitted Sales-Type Lease Transaction.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the reasonable satisfaction of the Administrative Agent.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Borrower or a Loan Party, as applicable.

“Subsidiary Guarantor” means any Subsidiary of the Borrower that is a party to this Agreement as a Loan Guarantor.

“Supported QFC” has the meaning assigned to it in Section 9.21.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Bank of America in its capacity as lender of Swingline Loans hereunder or, upon the resignation of Bank of America as Administrative Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of the Administrative Agent (or, if there is no such successor Administrative Agent, the Required Lenders) and the Borrower, to act as the Swingline Lender hereunder. Any consent required of the Administrative Agent or the Issuing Bank shall be deemed to be required of the Swingline Lender and any consent given by Bank of America in its capacity as Administrative Agent or Issuing Bank shall be deemed given by Bank of America in its capacity as Swingline Lender.

“Swingline Loan” has the meaning assigned to such term in Section 2.05(a).

“Tax Affiliate” means, (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is required to file tax returns on a consolidated, combined, unitary or similar group basis.

“Tax Returns” has the meaning assigned to such term in Section 3.10.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term SOFR Rate” means (a) for any Interest Period relating to a Borrowing (other than an ABR Borrowing), the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period, provided that if such rate is not published prior to 11:00 a.m. New York time on such determination date, then the Term SOFR Rate means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto and (b) for any interest calculation relating to an ABR Borrowing on any day, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day, provided that if the rate is not published prior to 11:00 a.m. New York time on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by the CME Term SOFR Administrator and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Title IV Plan” means a pension plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (1) Net Debt of the Borrower and its Restricted Subsidiaries as of such date of determination to (2) EBITDA for the period of the most recently completed four consecutive fiscal quarters ending prior to such date of determination for which financial statements have been delivered pursuant to Section 5.01(a) or (b).

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions hereunder, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Trigger Event” means, as of any date of determination, that Availability is less than the greater of (i) $15,625,000 and (ii) 12.5% of the Aggregate Revolving Commitment at such time. Upon the occurrence of a Trigger Event, such Trigger Event shall be deemed to be continuing until the first date on which at all times during the preceding thirty (30) consecutive days, Availability shall have been greater than the greater of (i) $15,625,000 and (ii) 12.5% of the Aggregate Revolving Commitment.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted Daily Simple SOFR or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unbilled Account” means an Account in respect of which no invoice for such Account has been issued to the related Account Debtor.

“Unbilled Account Advance Rate” means, as of any date of determination, a percentage equal to the lesser of:

(i)            90%; and

(ii)           95% minus the Unbilled Dilution Reserve.

“Unbilled Dilution Reserve” means, for any Applicable Measurement Period, an amount equal to the Dilution Reserve Ratio for Unbilled Accounts for such period.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period which are not financed from the proceeds of any Indebtedness, including Indebtedness under Finance Lease Obligations (other than the Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Loans, such Capital Expenditures shall be deemed Unfinanced Capital Expenditures).

“Unfunded Commitment” means, with respect to each Lender, the Revolving Commitment of such Lender less its Credit Exposure.

“Unrestricted Cash On Hand” means, as of any date of determination, an amount equal to the aggregate amount of all of the Borrower’s and its Subsidiaries’ cash and Cash Equivalents that is not encumbered by or subject to any Lien, setoff, counterclaim, recoupment, defense or other right in favor of any Person (other than (i) a Lien in favor of the Administrative Agent, (ii) a Lien in favor of holders of Non-ABL Priority Lien Obligations permitted hereunder (or a trustee, agent or other representative therefor, including, without limitation, the ~~2027~~Senior Secured Notes Collateral Trustee), but only to the extent such cash and Cash Equivalents are also subject to a Lien in favor of the Administrative Agent or (iii) rights of setoff in the ordinary course of business.

“U.S.” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.21.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Voting Stock” means Equity Interests of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(i)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(ii)          the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means any Subsidiary in which (other than directors’ qualifying shares required by law) one hundred percent (100%) of the Equity Interests, at the time as of which any determination is being made, is owned, beneficially and of record, by any Loan Party, or by one or more of the other Wholly-Owned Subsidiaries, or both.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.         Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).

SECTION 1.03.         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.         Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party, the Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) to treat operating leases and Finance Lease Obligations in a manner consistent with the current treatment under GAAP as in effect on the Restatement Effective Date.

SECTION 1.05.         Pro Forma Adjustments for Acquisitions and Dispositions. To the extent the Borrower or any Subsidiary makes any Permitted Acquisition or disposition outside the ordinary course of business during the period of four Fiscal Quarters of the Borrower most recently ended, the Fixed Charge Coverage Ratio and the ~~Priority~~Total Net Leverage Ratio shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the Permitted Acquisition or the disposition, are factually supportable and are expected to have a continuing impact, in each case, and as certified by a Financial Officer, that (x) would be reflected properly in a pro forma income statement as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, or (y) have occurred or in the judgment of the Financial Officer of the Borrower are reasonably expected to occur within twelve (12) months of the date of the Permitted Acquisition or disposition as set forth in reasonable detail on a certificate of such Financial Officer delivered to the Administrative Agent (and which, in the case of any such adjustments under this clause (y), do not exceed $40,000,000 for any period) and, as if such Permitted Acquisition or such disposition (and any related incurrence, repayment or assumption of Indebtedness and related pro forma adjustments) had occurred in the first day of such four-quarter period; provided that the foregoing adjustments shall be without duplication of any costs, expenses or adjustments that are already included in the calculation of EBITDA.

SECTION 1.06.         Status of Obligations. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 1.07.         Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.08.         Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.09.         Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

SECTION 1.10.         Amendment and Restatement of Existing Credit Agreement; General Reaffirmations; Existing Loan Documents.

(a)               The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All Loans made and Obligations incurred under the Existing Credit Agreement which are outstanding on the Restatement Effective Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) the Existing Letters of Credit which remain outstanding on the Restatement Effective Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (c) all obligations constituting “Secured Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Restatement Effective Date shall continue as Secured Obligations under this Agreement and the other Loan Documents, (d) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Credit Exposures and outstanding Loans hereunder reflects such Lender’s Applicable Percentage of the outstanding Aggregate Credit Exposure on the Restatement Effective Date, (e) the Borrowers hereby agree to compensate each Lender (including any Departing Lender) for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurodollar Loans (as defined in the Credit Agreement on the Restatement Effective Date) (including the “Eurodollar Loans” under the Existing Credit Agreement) and such reallocation described above, in each case on the terms and in the manner set forth in Section 2.16 hereof and (f) upon the effectiveness hereof, each Departing Lender’s “Commitment” under the Existing Credit Agreement shall be terminated, each Departing Lender shall have received payment in full of all of the outstanding “Obligations” owing to it under the Existing Credit Agreement (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, contingent indemnity obligations and other contingent obligations owing to it under the Existing Loan Documents and, for the avoidance of doubt, excluding “Swap Obligations” and “Bank Product Obligations” as defined in the Existing Credit Agreement) and each Departing Lender shall not be a Lender hereunder.

(b)               Each of the Loan Parties, as debtor, grantor, pledgor, guarantor, or another similar capacity in which such Loan Party grants liens or security interests in its properties or otherwise acts as a guarantor, joint or several obligor or other accommodation party, as the case may be, in each case under the Existing Loan Documents, hereby each (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Existing Loan Documents to which it is a party, (ii) to the extent such Loan Party granted liens on or security interests in any of its properties pursuant to any of the Existing Loan Documents, hereby ratifies and reaffirms such grant of security (and, without limitation, any filings with Governmental Authorities made in connection therewith) and confirms that such liens and security interests continue to secure the applicable Secured Obligations intended to be secured thereby (as modified by this Agreement) and (iii) to the extent such Loan Party guaranteed, was jointly or severally liable, or provided other accommodations with respect to, the Secured Obligations or any portion thereof pursuant to the Existing Loan Documents (including, without limitation, Article X of the Existing Credit Agreement), hereby ratifies and reaffirms such guaranties, liabilities and other accommodations, in each case subject to the limitations set forth herein.

(c)               Each Lender hereby confirms the Administrative Agent’s authority to enter into such additional reaffirmations of, or any amendments to, amendments and restatements of, or other modifications to, the Existing Loan Documents as the Administrative Agent shall approve in its sole discretion, in connection with the amendment and restatement of the Existing Credit Agreement.

(d)               Each Lender agrees that the Borrower shall not be deemed to be in breach (or have previously been in breach) of the first two sentences of Section 5.11 of the Existing Credit Agreement or any similar provision of any other Existing Loan Document based solely on the Borrower’s failure to have provided Control Agreements in respect of (i) a Concentration Account specified to the Administrative Agent, and held at JPMorgan Chase Bank, N.A. (the “Specified Concentration Account”) and (ii) a money market account specified to the Administrative Agent, and held at Santander Bank, N.A. (the “Specified Santander Account”); provided, that the Borrower shall have (x) complied with the requirements of Section 5.11 with respect to the Specified Concentration Account, and (y) have closed the Specified Santander Account, in the case of each of the foregoing clauses (x) and (y), no later than sixty (60) days following the Restatement Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion). The consent described in this clause (d) shall be deemed to have been effective as of the date each Specified Account was opened, respectively.

ARTICLE II

The Credits

SECTION 2.01.         Commitments. Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Revolving Loans in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Exposure exceeding the lesser of (x) the Aggregate Revolving Commitment and (y) the Borrowing Base, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Sections 2.04 and 2.05, by making immediately available funds available to the Administrative Agent’s designated account, in accordance with Section 2.07. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02.         Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05.

(b)               Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans, Term Benchmark Loans or RFR Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)               At the commencement of each Interest Period for any Term Benchmark Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. ABR Borrowings and RFR Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of seven (7) Term Benchmark Revolving Borrowings or RFR Borrowings outstanding.

(d)               Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.         Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, not later than (a)(i) in the case of a Term Benchmark Borrowing, 12:00 p.m., New York time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing or (ii) in the case of an RFR Borrowing, not later than 12:00 p.m. New York time, five (5) U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, 12:00 p.m. New York time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall be in a form approved by the Administrative Agent and signed by the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the aggregate amount of the requested Borrowing;

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)          whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing or an RFR Borrowing; and

(iv)          in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.03 an RFR Loan bearing interest based on Daily Simple SOFR prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 2.14(a) and 2.14(f)).

SECTION 2.04.         Protective Advances. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrower, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate amount of Protective Advances outstanding at any time shall not exceed, when aggregated with the amount of any Overadvances outstanding at such time, ten percent (10%) of the Aggregate Revolving Commitment at such time; provided further that, the Aggregate Revolving Exposure after giving effect to the Protective Advances being made shall not exceed the Aggregate Revolving Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Borrowings. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).(b)         Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

SECTION 2.05.         Swingline Loans and Overadvances. (a) The Administrative Agent, the Swingline Lender and the Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower requests an ABR Borrowing, the Swingline Lender may in its sole discretion (but with absolutely no obligation) elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Revolving Lenders and in the amount requested, same day funds to the Borrower on the date of the applicable Borrowing to the Funding Account (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the Revolving Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. The aggregate amount of Swingline Loans outstanding at any time shall not exceed $50,000,000. The Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan exceeds Availability (before or after giving effect to such Swingline Loan). All Swingline Loans shall be ABR Borrowings.

(b)           Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower, the Administrative Agent may, in its sole discretion (but with absolutely no obligation), on behalf of the Revolving Lenders, (x) make Revolving Loans to the Borrower, in amounts that exceed Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances”) or (y) deem the amount of Revolving Loans outstanding to the Borrower that are in excess of Availability to be Overadvances; provided that, no Overadvance shall result in a Default due to Borrower’s failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied. All Overadvances shall constitute ABR Borrowings. The making of an Overadvance on any one occasion shall not obligate the Administrative Agent to make any Overadvance on any other occasion. The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed at any time, when aggregated with the amount of any Protective Advances outstanding at such time, ten percent (10%) of the Aggregate Revolving Commitment at such time, no Overadvance may remain outstanding for more than thirty days (or any earlier date required by Section 2.10) and no Overadvance shall cause any Revolving Lender’s Credit Exposure to exceed its Revolving Commitment; provided that, the Required Lenders may at any time revoke the Administrative Agent’s authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.

(c)           Upon the making of a Swingline Loan or an Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Overadvance in proportion to its Applicable Percentage of the Revolving Commitment. The Swingline Lender or the Administrative Agent may, at any time, require the Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Swingline Loan or Overadvance.

(d)           The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 1:00 p.m. New York time on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Revolving Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 3:00 p.m., New York time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover from such Lender on demand such amount, together with interest thereon, as specified in Section 2.07.

SECTION 2.06.         Letters of Credit.

(a)            General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in dollars as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period and the Issuing Bank may, but shall have no obligation, to issue such requested Letters of Credit pursuant to this Agreement. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such Subsidiary that is an account party in respect of any such Letter of Credit). Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented. The letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Restatement Effective Date for all purposes of the Loan Documents.

(b)            Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver by hand or facsimile (or transmit through Electronic System, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (prior to 9:00 am, New York time, at least five Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed $40,000,000, (ii) no Revolving Lender’s Credit Exposure shall exceed its Revolving Commitment and (iii) the Aggregate Revolving Exposure shall not exceed the lesser of (x) the Aggregate Revolving Commitment and (y) the Borrowing Base. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of the Credit Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b).

(c)            Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(d)            Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)            Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement (i) not later than 11:00 a.m., New York time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., New York time, on such date, or, (ii) if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 a.m., New York time, on (a) the Business Day that the Borrower receives such notice, if such notice is received prior to 9:00 a.m., New York time, on the day of receipt, or (b) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank, as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)            Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Revolving Lenders, or the Issuing Bank or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)           Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)           Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)            Replacement of the Issuing Bank. (i) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii)             Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i) above.

(j)            Cash Collateralization. If any Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) or (g) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all such Defaults have been cured or waived as confirmed in writing by the Administrative Agent.

(k)            LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(l)             Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m)           Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.07.              Funding of Borrowings. (a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 3:00 p.m., New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to the Funding Account; provided that ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance or an Overadvance shall be retained by the Administrative Agent.

(b)            Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08.              Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, Overadvances or Protective Advances, which may not be converted or continued.

(b)            To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, Electronic System or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)            Each Interest Election Request (including requests submitted through an Electronic System) shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing; and

(iv)          if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have converted to an ABR Borrowing. Notwithstanding the foregoing, in no event shall the Borrower be permitted to request an RFR Loan bearing interest based on Daily Simple SOFR prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 2.14(a) and 2.14(f).

(d)            Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)            If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period of one month. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as a Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Term Benchmark Borrowing or an RFR Borrowing and (ii) unless repaid, each Term Benchmark Revolving Borrowing and each RFR Borrowing, in each case, shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, in the case of any Term Benchmark Revolving Borrowing, or on the Interest Payment Date applicable thereto, in the case of any RFR Borrowing.

(f)            Notwithstanding anything in this Agreement or any other Loan Document to the contrary, interest on all “Eurodollar Loans” outstanding immediately prior to the Amendment No. 1 Effective Date shall continue to accrue and be paid based upon the “Adjusted LIBO Rate” applicable pursuant to the terms of the Credit Agreement as in effect immediately prior to the Amendment No. 1 Effective Date (the “Pre-Amendment Agreement”), solely until the expiration of the current “Interest Period” (as defined in the Pre-Amendment Agreement and taking into account any grace periods or extensions of such “Interest Period” approved prior to the Amendment No. 1 Effective Date) applicable thereto (at which time such Eurodollar Loans may be reborrowed as or converted to ABR Borrowings or Term Benchmark Borrowings in accordance with this Section 2.08); provided, however, that from and after the Amendment No. 1 Effective Date, the Applicable Rate to be applied to any such Eurodollar Loans shall be based on the Applicable Rate for Term Benchmark Loans after the Amendment No. 1 Effective Date.

SECTION 2.09.              Termination and Reduction of Commitments; Increase of Revolving Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.

(b)            The Borrower may at any time terminate the Revolving Commitments upon Payment in Full of the Secured Obligations (other than Secured Rate Contract Obligations and Bank Product Obligations).

(c)            The Borrower may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Aggregate Revolving Exposure would exceed the lesser of the Aggregate Revolving Commitment and the Borrowing Base.

(d)            The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) or (c) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

(e)            The Borrower shall have the right to increase the Revolving Commitments by obtaining additional Revolving Commitments, either from one or more of the Lenders or another lending institution provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, (ii) the Borrower may make a maximum of two (2) such requests, (iii) after giving effect thereto, the sum of the total of the additional Commitments raised pursuant to this Section 2.09(e) does not exceed $30,000,000, (iv) the Administrative Agent, the Issuing Bank and the Swingline Lender have approved the identity of any such new Lender, such approvals not to be unreasonably withheld, (v) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and (vi) the procedure described in clause (i) below have been satisfied. Nothing contained in this Section 2.09 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

(i)            Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrower and each Lender being added or increasing its Commitment. As a condition precedent to such an increase or addition, the Borrower shall deliver to the Administrative Agent (i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrower, certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects (or, with respect to any representation or warranty which is subject to any materiality qualifier, true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or all respects, as applicable) as of such earlier date, and (2) no Default or Event of Default has occurred and is continuing, and (ii) legal opinions and documents consistent with those delivered on the Effective Date, to the extent requested by the Administrative Agent.

(ii)            On the effective date of any such increase or addition, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Revolving Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase (or addition) in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any increase or addition, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase or addition and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrower, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement.

(iii)           In connection with any increase of the Revolving Commitments pursuant to this Section 2.09(e), any newly added Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any such Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act.

SECTION 2.10.              Repayment and Amortization of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent, and (iii) to the Administrative Agent the then unpaid principal amount of each Overadvance on the earliest to occur of (x) the Maturity Date, (y) demand by the Administrative Agent and (z) the 30th day after such Overadvance is made.

(b)            At all times that full cash dominion is in effect pursuant to Section 5.11 of this Agreement, on each Business Day, the Administrative Agent shall apply all funds credited to any Collection Account or Concentration Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, second to prepay the Revolving Loans (including Swingline Loans) consisting of ABR Borrowings and then to Revolving Loans consisting of RFR Borrowings or Term Benchmark Borrowings with the shortest Interest Periods first, and third to cash collateralize outstanding LC Exposure.

(c)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)            The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)            The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f)            Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11.              Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section and, if applicable, payment of any break funding expenses under Section 2.16.

(b)            Except for Overadvances permitted under Section 2.05, in the event and on such occasion that the Aggregate Revolving Exposure exceeds the lesser of (A) the Aggregate Revolving Commitment and (B) the Borrowing Base, the Borrower shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans or cash collateralize the LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate amount equal to such excess.

(c)            Borrower shall notify the Administrative Agent in writing (including through Electronic System, if arrangements for doing so have been approved by the Administrative Agent) of any prepayment hereunder not later than 10:00 a.m., New York time, (A) in the case of prepayment of (x) a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment or (y) an RFR Borrowing, not later than 11:00 a.m., New York City time, five (5) Business Days before the date of prepayment, or (B) in the case of prepayment of an ABR Borrowing, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

SECTION 2.12.              Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused fee, which shall accrue at the Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued unused fees shall be payable in arrears on the first Business Day of each calendar month and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All unused fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)            The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the Issuing Bank during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar month shall be payable on the first day of each calendar month following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)            The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)            All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of unused fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13.              Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)            The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate

(c)            Each Protective Advance and each Overadvance shall bear interest at the Alternate Base Rate plus the Applicable Rate for Revolving Loans plus 2%.

(d)            Notwithstanding the foregoing, during the occurrence and continuance of a Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section, and (ii)  if any interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e)            Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)            Interest computed by reference to the Alternate Base Rate (except when based on the Prime Rate), the Term SOFR Rate or Daily Simple SOFR hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14.              Alternate Rate of Interest.

(a)            Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i)            the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or

(ii)            the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

(b)            Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)            Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)            The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)            Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)            Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans or RFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted (1) any such request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (2) any such request for an RFR Borrowing into a request for an ABR Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day, be converted by the Administrative Agent to, and shall constitute an ABR Loan.

SECTION 2.15.              Increased Costs. (a) If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank;

(ii)            impose on any Lender or the Issuing Bank or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)          subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)            A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)            Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.              Break Funding Payments.

(a)            With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d)) and is revoked in accordance therewith), or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(b)           With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment of Loans pursuant to Section 2.11), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17.              Withholding of Taxes; Gross-Up.

(a)            Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, Other Taxes.

(c)            Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)            Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)            Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)            to the extent a Foreign Lender is not the Beneficial Owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)            Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the Payment in Full of the Secured Obligations).

(i)            Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18.              Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., New York time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)            Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from any Collection Account or Concentration Account when full cash dominion is in effect (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent and the Issuing Bank from the Borrower (other than in connection with Bank Product Obligations or Secured Rate Contract Obligations), second, to pay any fees, indemnities, or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Bank Product Obligations or Secured Rate Contract Obligations), third, to pay interest due in respect of the Overadvances and Protective Advances, fourth, to pay the principal of the Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements, ratably, seventh, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate LC Exposure, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing in respect of Bank Product Obligations and Secured Rate Contract Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, and ninth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrower. Thereafter, any remaining funds shall be paid to the Borrower or as a court of competent jurisdiction shall direct. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Term Benchmark Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Term Benchmark Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c)            At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, 2.04 or 2.05, as applicable, and (ii) the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d)            If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)            Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)            If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections. Application of amounts pursuant to (i) and (ii) above shall be made in any order determined by the Administrative Agent in its discretion.

(g)            The Administrative Agent may from time to time provide the Borrower with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrower’s convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.

SECTION 2.19.              Mitigation Obligations; Replacement of Lenders.

(a)            If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable business judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments; provided, further, that the Borrower shall not be required to compensate any Lender pursuant to this Section 2.19(b) for any amounts incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower in writing of the amounts and of such Lender’s intention to claim compensation therefor. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20.              Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)            fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)            any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.18(b) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c)            such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(d)            if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)            all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Credit Exposure to exceed its Revolving Commitment;

(ii)            if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the Issuing Bank, the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)            if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)            if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)            if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e)            so long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(d), and LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Defaulting Lender Bankruptcy Event or a Bail-In Action with respect to the Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrower and the Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.21.              Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

SECTION 2.22.              Banking Products and Secured Rate Contracts. Each Lender or Affiliate thereof providing Banking Products for, or having Secured Rate Contracts with, any Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Products or Secured Rate Contracts, written notice setting forth the aggregate amount of all Bank Product Obligations and Secured Rate Contract Obligations of such Loan Party to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, each such Lender or Affiliate thereof shall deliver to the Administrative Agent from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Bank Product Obligations and Secured Rate Contract Obligations. The most recent information provided to the Administrative Agent shall be used in determining the amounts to be applied in respect of such Bank Product Obligations and/or Secured Rate Contract Obligations pursuant to Section 2.18(b) and which tier of the waterfall, contained in Section 2.18(b), such Bank Product Obligations and/or Secured Rate Contract Obligations will be placed, and the Administrative Agent shall be under no obligation to inquire as to the existence of any Bank Product Obligations or Secured Rate Contract Obligations of which it has not been specifically advised.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that:

SECTION 3.01.              Corporate Existence and Power. Each Loan Party and each of its respective Subsidiaries:

(a)            is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b)            has all requisite power and authority to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

(c)            has all governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

(d)            is duly qualified and licensed and in good standing, under the laws of its jurisdiction of organization and each other jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(e)            is in compliance with all Requirements of Law;

except, in each case referred to (x) with respect to the Loan Parties, in clause (c), clause (d) (other than qualification in its jurisdiction of organization) or clause (e), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (y) with respect to all other Subsidiaries of the Borrower, in all of the clauses above, to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 3.02.              Corporate Authorization; No Contravention. The execution, delivery and performance by each of the Loan Parties of this Agreement and any other Loan Document to which such Person is party, have been duly authorized by all necessary action, and do not and will not:

(a)            contravene the terms of any of that Person’s Organization Documents;

(b)            conflict with or result in any breach or contravention of, or result in the creation of (or the requirement to create) any Lien under, (i) any Material Contract, (ii) any other document evidencing any material Contractual Obligation to which such Person is a party or by which such Person is bound or (iii) any material order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(c)            violate any material Requirement of Law in any material respect;

except with respect to any conflict, breach or contravention (but not the creation of, or requirement to create, Liens) referred to in clause (b)(ii), to the extent that such conflict, breach or contravention would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.03.              Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except (i) filings and other actions required by the Loan Documents to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made on or prior to the Restatement Effective Date and (iii) solely with respect to enforcement of the Secured Obligations, those other actions, notices or filings, the failure of which to obtain or make would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which are, in each case, capable of being cured.

SECTION 3.04.              Binding Effect. This Agreement and each other Loan Document to which any Loan Party or any Subsidiary of any Loan Party is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 3.05.              Litigation. Except as specifically disclosed in Schedule 3.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Loan Party, threatened, at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party, any Subsidiary of any Loan Party or any of their respective Properties which:

(a)            purport to affect or pertain to this Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby; or

(b)            as to which there is a reasonable likelihood of an adverse decision and which would reasonably be expected to result in monetary judgment(s) or equitable relief that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. Except as specifically disclosed in Schedule 3.05, as of the Restatement Effective Date, to the Borrower’s knowledge, no Loan Party or any Subsidiary of any Loan Party with operations in the United States is the subject of any investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation by a Loan Party or any such Subsidiary of any material Requirement of Law other than in the ordinary course of business.

SECTION 3.06.              No Default. No Loan Party and no Subsidiary of any Loan Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

SECTION 3.07.              ERISA Compliance. Schedule 3.07 sets forth, as of the Restatement Effective Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans and (b) all Multiemployer Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code has received a favorable determination letter from the IRS to the effect that the Benefit Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code. Except as set forth on Schedule 3.07 and except for such other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or a Significant Liability, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of the Borrower, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Loan Party incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur. On the Restatement Effective Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding, except as would not reasonably be expected to result in a Material Adverse Effect or a Significant Liability. No ERISA Affiliate has, during the five (5) preceding calendar years, contributed to, sponsored or incurred or otherwise had any obligation or liability, contingent or otherwise, with respect to a pension plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code other than the plans listed in Schedule 3.07.

SECTION 3.08.              Use of Proceeds; Margin Regulations. No Loan Party and no Subsidiary of any Loan Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan or Letter of Credit has been used, whether directly or indirectly, for any purpose that entails a violation of Regulations T, U and X of the Board. The proceeds of the Loans have not been used, directly or directly, for any purpose not permitted by Section 6.06.

SECTION 3.09.              Ownership of Property; Liens. As of the Restatement Effective Date, the Real Estate listed in Schedule 3.09 constitutes all of the Material Real Estate owned by each Loan Party. Each of the Loan Parties has good record and marketable title in fee simple to all such owned Material Real Estate and good and marketable title to, or valid leasehold interests in, or other rights to operate or occupy all other Material Real Estate operated or occupied by them, and good and valid title to all material owned personal property and valid leasehold interests in all material leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses, except for minor defects in title or interests that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Permitted Liens and except where the failure to have such title or interests would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.10.              Taxes. All federal, and all material state, local and foreign income and franchise tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

SECTION 3.11.              Financial Condition.

(a)            Each of (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries dated December 31, 2019, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Year ended on that date and (ii) the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries dated June 30, 2020 and the related unaudited consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Quarter then ended, in each case, as filed with the SEC:

(x)            were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; and

(y)            present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby.

(b)            Since December 31, 2019, there has been no Material Adverse Effect.

(c)            All financial performance projections delivered to the Administrative Agent as required by or in connection with this Agreement and the financial performance projections delivered on the Restatement Effective Date represent the Borrower’s good faith estimate of future financial performance and are based on assumptions believed by the Borrower to be fair and reasonable in light of then current market conditions, it being acknowledged and agreed by the Administrative Agent and Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results, and such differences may be material.

SECTION 3.12.              Environmental Matters. Except as set forth in Schedule 3.12 and except for such matters as would not reasonably be expected to result in a Material Adverse Effect, (a) the operations of each Loan Party and each Subsidiary of each Loan Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Loan Party and no Subsidiary of any Loan Party is party to, and no Loan Party and no Subsidiary of any Loan Party and no Real Estate currently (or to the knowledge of the Borrower previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of the Borrower, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Laws, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Loan Party or any Subsidiary of any Loan Party and, to the knowledge of the Borrower, no facts, circumstances or conditions exist that would reasonably be expected to result in any such Lien attaching to any such property, (d) no Loan Party and no Subsidiary of any Loan Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate, (e) all Real Estate currently (or to the knowledge of the Borrower previously) owned, leased, subleased, operated or otherwise occupied by or for any such Loan Party and each Subsidiary of each Loan Party is free of contamination by any Hazardous Materials, and (f) no Loan Party and no Subsidiary of any Loan Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) or similar Environmental Laws.

SECTION 3.13.              Regulated Entities. None of the Loan Parties is (a) required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under any other Federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.

SECTION 3.14.              Solvency. Both before and after giving effect to (a) the Loans made and Letters of Credit issued on or prior to the date this representation and warranty is made or remade, (b) the disbursement of the proceeds of such Loans to or as directed by Borrower, and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Loan Parties taken as a whole are Solvent.

SECTION 3.15.              Labor Relations. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of the Borrower, threatened) against or involving any Loan Party or any Subsidiary of any Loan Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.15, as of the Restatement Effective Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Loan Party, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Loan Party and (c) no such representative has sought certification or recognition with respect to any employee of any Loan Party.

SECTION 3.16.      Intellectual Property. Schedule 3.16 sets forth a true and complete list of Intellectual Property (other than Internet Domain Names) owned by a Loan Party that is registered in the United States or subject to applications for registration in the United States, including (1) the owner, (2) the title, (3) the applicable registration or application number, and (4) the applicable registration or application date for each. Each Loan Party and each Subsidiary of each Loan Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Borrower, (a) the conduct and operations of the businesses of each Loan Party and each Subsidiary of each Loan Party as presently conducted does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested in writing any right, title or interest of any Loan Party or any Subsidiary of any Loan Party in, or relating to, any Intellectual Property owned by any Loan Party or any Subsidiary of any Loan Party, other than, in each case, as cannot reasonably be expected to affect the validity and enforceability of the Loan Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.17.      [Reserved].

SECTION 3.18.      Insurance. Schedule 3.18 lists the major insurance policies, as of the Restatement Effective Date, for each Loan Party, including issuers and limits. Each of the Loan Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies or associations of a nature and providing such coverage as is customarily carried by businesses of the size and character of the business of the Loan Parties.

SECTION 3.19.      Subsidiaries. As of the Restatement Effective Date, all of the issued and outstanding Equity Interests owned by each Loan Party in its direct Subsidiaries is set forth in Schedule 3.19. All Equity Interests held by each Loan Party in its direct Subsidiaries are duly authorized and validly issued, fully paid and non-assessable (to the extent such concepts are applicable thereto) and free and clear of all Liens other than, (x) those in favor of the Administrative Agent, for the benefit of the Secured Parties and (y) those in favor of holders of Non-ABL Priority Lien Obligations permitted hereunder (or a trustee, agent or other representative therefor, including, without limitation, the ~~2027~~Senior Secured Notes Collateral Trustee).

SECTION 3.20.      Jurisdiction of Organization; Chief Executive Office. Schedule 3.20 lists each Loan Party’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Loan Party’s chief executive office or sole place of business, in each case as of the date hereof; and such Schedule 3.20 also lists all jurisdictions of organization and legal names of such Loan Party for the five years preceding the Restatement Effective Date.

SECTION 3.21.      Locations of Books and Records. Complete books and records with respect to the ABL Priority Collateral of the Loan Parties are kept at or (in the case of computerized records) can be accessed from the locations set forth on Schedule 3.21 (which Schedule 3.21 shall be promptly updated by the Loan Parties upon notice to the Administrative Agent as permanent Collateral locations change).

SECTION 3.22.      Deposit Accounts and Securities Accounts. Schedule 3.22 lists all banks and other financial institutions at which any Loan Party maintains deposit accounts or securities accounts constituting Collateral as of the Restatement Effective Date, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

SECTION 3.23.      Bonding. Except as set forth in Schedule 3.23 (as updated from time to time in accordance with Section 5.02(j)), no Loan Party is a party to or bound by any surety bond agreement with respect to products or services sold or provided by it as of the end of the most recent Fiscal Quarter for which financial statements are required to have been delivered pursuant to this Agreement (or, prior to the delivery of any financial statements pursuant to this Agreement, as of June 30, 2019).

SECTION 3.24.      Full Disclosure. None of the statements contained in any exhibits, reports, statements or certificates furnished by or on behalf of any Loan Party in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Loan Party to the Administrative Agent or the Lenders prior to the Restatement Effective Date), but in any case as modified or supplemented by other information so furnished), other than forecasts or projections and other than general economic or specific industry information developed by and obtained from third parties, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, not materially misleading in light of the circumstances under which such statements were made.

SECTION 3.25.      Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party and its Subsidiaries and, to the knowledge of such Loan Party, its and their respective officers and directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Loan Party or any Subsidiary, or (b) to the knowledge of any such Loan Party or Subsidiary, any of their respective directors, officers or employees or agents of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of the proceeds thereof, Transactions or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.26.      Senior Notes and Other ABL Obligations. As of the ~~Restatement~~Amendment No. 3 Effective Date, the Borrower has delivered to the Administrative Agent a complete and correct copy of the ~~2027~~Senior Secured Notes Indenture and ~~2027~~Senior Secured Notes Collateral Trust Agreement (in each case, including all material amendments, modifications and supplements thereto). All Secured Obligations and the Liens in favor of the Administrative Agent (for the benefit of the Secured Parties) securing the same constitute permitted Indebtedness and Liens, respectively, under the ~~2027~~Senior Secured Notes Indenture and (if applicable) documents evidencing any Non-ABL Priority Lien Debt. As of the ~~Restatement~~Amendment No. 3 Effective Date, other than the Secured Obligations, there exists no other Indebtedness that constitutes “ABL Obligations” (as defined in the Senior Secured Notes Collateral Trust Agreement) or any “Debt Facilities” (as defined in the ~~2027~~Senior Secured Notes Indenture) incurred pursuant to clause (1) of the definition of Permitted Debt thereunder.

SECTION 3.27.      No Swap Agreements Secured by ABL Priority Collateral. Other than pursuant to this Agreement and the other Loan Documents, there exists no Swap Agreements that are secured by ABL Priority Collateral of the Loan Parties.

SECTION 3.28.      Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

SECTION 3.29.      No Burdensome Restrictions. No Loan Party is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.12.

SECTION 3.30.      Plan Assets; Prohibited Transactions. No Loan Party or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

ARTICLE IV

Conditions

SECTION 4.01.      Restatement Effective Date. The amendment and restatement of the Existing Credit Agreement and the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)       Credit Agreement and Other Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto (including any Departing Lender) either (A) a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) either (A) a counterpart of each other Loan Document signed on behalf of each party thereto (or amendments to, amendments and restatements of or reaffirmations of the Existing Loan Documents), including, without limitation, an Intercreditor Agreement with respect to the 2027 Notes, or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document and (iii) such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender and a written opinion of the Loan Parties’ counsel, addressed to the Administrative Agent, the Issuing Bank and the Lenders (together with any other real estate related opinions separately described herein), all in form and substance satisfactory to the Administrative Agent and its counsel.

(b)      Financial Statements and Projections. The Lenders shall have received (i) audited consolidated financial statements of the Borrower for the 2019 Fiscal Year, (ii) unaudited interim consolidated financial statements of the Borrower for each Fiscal Quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of the Borrower as reflected in the audited, consolidated financial statements described in clause (i) of this paragraph and (iii) satisfactory projections for fiscal years 2020 through 2025.

(c)      Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Restatement Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of the Borrower, its Financial Officers, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.

(d)      No Default Certificate. The Administrative Agent shall have received a certificate, signed by a Financial Officer of the Borrower, dated as of the Restatement Effective Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct in all material respects (or in all respects in the case of any representation or warranty which is subject to any materiality qualifier) as of such date (or, if any representation or warranty is made as of an earlier date, true and correct in all material respects (or in all respects in the case of any representation or warranty which is subject to any materiality qualifier) as of such earlier date), and (iii) certifying that all governmental and third party approvals necessary in connection with the transactions contemplated hereby and the continuing operations of the Borrower and its Subsidiaries (including shareholder approvals, if any) have been obtained and are in full force and effect (or certifying that no such approvals are required in connection with the transactions contemplated hereby and the continuing operations of the Borrower and its Subsidiaries).

(e)      Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Restatement Effective Date.

(f)       Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each jurisdiction where the Loan Parties are organized and where the assets of the Loan Parties are located, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Permitted Liens or Liens that are discharged on or prior to the Restatement Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(g)      Departing Lenders. Each Departing Lender shall have received payment in full of all of its outstanding “Obligations” owing under the Existing Credit Agreement (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, contingent indemnity obligations and other contingent obligations owing to it under the Existing Loan Documents).

(h)      Solvency. The Administrative Agent shall have received a solvency certificate signed by a Financial Officer dated the Restatement Effective Date.

(i)       Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of the end of the month immediately preceding the Restatement Effective Date.

(j)       Closing Availability. After giving effect to all Borrowings to be made on the Restatement Effective Date, the issuance of any Letters of Credit on the Restatement Effective Date and the payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, Availability shall not be less than $50,000,000.

(k)       Minimum Unrestricted Cash on Hand. Minimum pro forma Unrestricted Cash on Hand for the Borrower and its Subsidiaries as of September 30, 2020, adjusted for the net cash proceeds of the 2027 Notes to the extent actually received by the Borrower on or prior to the Restatement Effective Date, shall be at least $900,000,000.

(l)       [Reserved].

(m)     Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, having the priority contemplated by the Loan Documents, shall be in proper form for filing, registration or recordation.

(n)      Insurance. The Administrative Agent shall have received evidence of insurance coverage and endorsements to policies in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.06 hereof and the Security Agreement.

(o)      Letter of Credit Application. If a Letter of Credit is requested to be issued on the Restatement Effective Date, the Administrative Agent shall have received a properly completed letter of credit application (whether standalone or pursuant to a master agreement, as applicable).

(p)      Corporate Structure. The corporate structure, capital structure and other material debt instruments, material accounts and governing documents of the Borrower and its Affiliates shall be acceptable to the Administrative Agent in its sole discretion.

(q)      USA PATRIOT Act, Etc. The Administrative Agent and each requesting Lender shall have received, at least five (5) days (or such shorter period as approved by the Lender making such request, in its sole discretion) prior to the Restatement Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of the Borrower at least ten (10) days prior to the Restatement Effective Date, and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days (or such shorter period as approved by the Lender making such request, in its sole discretion) prior to the Restatement Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Restatement Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(r)       Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, the Issuing Bank, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Borrower, the Lenders and the Issuing Bank of the Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., New York time, on November 12, 2020 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02.      Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)      The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b)       At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) no Default shall have occurred and be continuing, and (ii) no Protective Advance shall be outstanding.

(c)       After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, Availability shall not be less than zero.

(d)      Solely after the occurrence and during the continuance of a Fixed Charge Trigger Event, the Borrower shall have demonstrated to the Administrative Agent that the Fixed Charge Trigger Event Borrowing Conditions shall be satisfied with respect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) and, if applicable, paragraph (d) of this Section.

ARTICLE V

Affirmative Covenants

Until all of the Obligations have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

SECTION 5.01.      Financial Statements. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that quarterly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments). The Borrower shall deliver to the Administrative Agent by Electronic Transmission and for prompt further distribution to each Lender:

(a)      not later than one-hundred and twenty (120) days after the end of each Fiscal Year (or, if earlier, by the date that the Annual Report on Form 10-K of the Borrower for such Fiscal Year would be required to be filed under the rules and regulations of the SEC, giving effect to any extension granted thereunder for the filing of such form), a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of any “Big Four” or other nationally recognized independent public accounting firm reasonably acceptable to the Administrative Agent which report shall (i) contain an unqualified opinion, stating that such consolidated financial statements present fairly in all material respects the consolidated financial position and results of operations as of the dates and for the periods indicated therein in conformity with GAAP applied on a basis consistent with prior years and (ii) not include any explanatory paragraph expressing substantial doubt as to going concern status; and

(b)      not later than sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Borrower for such Fiscal Quarter is required to be filed under the rules and regulations of the SEC, giving effect to any extension granted thereunder for the filing of such form), a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income, shareholders’ equity and certified on behalf of the Borrower by an appropriate Responsible Officer of the Borrower as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the consolidated financial position and results of operations of the Borrower and its Subsidiaries as of the date and for the periods indicated therein, subject to normal year-end adjustments and absence of footnote disclosures.

SECTION 5.02.      Reports; Certificates; Other Information. The Borrower shall furnish to the Administrative Agent by Electronic Transmission for prompt further distribution to each Lender:

(a)      concurrently with the delivery of the financial statements referred to in subsections 5.01(a) and 5.01(b) above, a duly completed Compliance Certificate in the form of Exhibit D, certified on behalf of the Borrower by a Responsible Officer of the Borrower (including, without limitation updated versions of Schedules 3.19 through 3.22 of this Agreement and all Schedules to the Security Agreement (provided that if there have been no changes to any such Schedules since the previous updating thereof required hereby, the Borrower shall indicate that there has been “no change” to the applicable Schedule(s)); provided, that (i) such delivery shall not limit the obligation of any Loan Party to provide earlier notice of the information set forth in such Schedule to the extent required by the terms of this Agreement or the Security Agreement and (ii) any information contained on any such updated Schedules shall not be understood to permit any Loan Party to take any action prohibited to be taken by such Loan Party hereunder or under the Loan Documents, or constitute a waiver of any provision contained herein or therein binding on any Loan Party);

(b)      promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)       within twenty (20) days after the end of each calendar month (or on a weekly basis, no more than three days after the end of the preceding week, at any time when a Trigger Event has occurred and is continuing), a Borrowing Base Certificate, certified on behalf of the Borrower by a Responsible Officer of the Borrower, setting forth the Borrowing Base of the Borrower as at the end of the most-recently ended fiscal month (or week during the continuance of a Trigger Event);

(d)      concurrently with the delivery of the Borrowing Base Certificate, in accordance with Section 5.02(c) above, a monthly report showing a detailed listing of Accounts outstanding, identifying for each such Account the invoice date and due date therefor, accompanied by such supporting detail and documentation as shall be reasonably requested by the Administrative Agent;

(e)      concurrently with the delivery of the Borrowing Base Certificate, an aging of accounts payable accompanied by such supporting detail and documentation as shall be reasonably requested by the Administrative Agent;

(f)       concurrently with the delivery of the Borrowing Base Certificate, an Accounts rollforward report covering both Billed Accounts and Unbilled Accounts, as of the last day of the immediately preceding calendar month in form and substance reasonably satisfactory to the Administrative Agent, in each case, accompanied by such supporting detail and documentation as shall be reasonably requested by the Administrative Agent;

(g)       within ten days of the delivery of any monthly Borrowing Base Certificate required to be delivered pursuant to Section 5.02(c), a reconciliation of the most recent Borrowing Base Certificate, general ledger and month-end accounts receivable aging of the Borrower to the Borrower’s general ledger, accompanied by such supporting detail and documentation as shall be reasonably requested by the Administrative Agent;

(h)       not later than the time that the quarterly or annual financial statements (as applicable) are required to be delivered pursuant to Section 5.01, a reconciliation of the most recent Borrowing Base Certificate and the financial statements delivered pursuant to Section 5.01, accompanied by such supporting detail and documentation as shall be reasonably requested by the Administrative Agent;

(i)        not later than the time that the quarterly or annual financial statements (as applicable) are required to be delivered pursuant to Section 5.01, a reconciliation of the cash and Cash Equivalents of the Borrower and the Loan Parties to the financial statements delivered pursuant to Section 5.01(a) or (b);

(j)        not later than the time that the quarterly or annual financial statements (as applicable) are required to be delivered pursuant to Section 5.01, the following: (i) a list of any applications for the registration of any United States Patent, United States Trademark or United States Copyright filed by any Loan Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in each case entered into or filed in the prior Fiscal Quarter, (ii) a list of any United States Patents that have issued in the prior Fiscal Quarter, (iii) a list of any United States Trademarks and United States Copyrights that have been registered in the prior Fiscal Quarter, (iv) a list of any Domestic Subsidiaries that were Material Domestic Subsidiaries as of the date of such financial statements and were not Subsidiary Guarantors as of the date of such financial statements and (v) an updated Schedule 3.23 reflecting all surety bond agreements with respect to products or services sold or provided by it outstanding as of the last day of the prior Fiscal Quarter;

(k)       no later than sixty (60) days after the end of each Fiscal Year of the Borrower, projections of the Borrower’s consolidated financial performance for the forthcoming three Fiscal Years on a year by year basis, and for the forthcoming Fiscal Year on a quarter-by-quarter basis;

(l)       [Reserved];

(m)     concurrently with the delivery of a Borrowing Base Certificate, a schedule of all appeal bonds in respect of which the related reimbursement and/or indemnity obligations are secured by any Collateral; and

(n)      promptly following any request therefor, (i) such additional business, financial, corporate, perfection and other information as the Administrative Agent may from time to time reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 5.01 and clause (b) of this Section 5.02 shall be deemed to have been delivered (i) by the Borrower to the Administrative Agent and (ii) by the Administrative Agent to the Lenders on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System.

SECTION 5.03.      Notices. The Borrower shall notify the Administrative Agent of each of the following:

(a)       promptly, and in any event within three (3) Business Days of a Responsible Officer having knowledge thereof, the occurrence or existence of any Default or Event of Default;

(b)       not later than the time that the quarterly or annual financial statements (as applicable) are required to be delivered pursuant to Section 5.01, any action or suit commenced during the prior Fiscal Quarter before any arbitrator or Governmental Authority against the Borrower or any of its Subsidiaries as to which (x) the amount of damages claimed is specified in the ad damnum clause and is in excess of $50,000,000, or (y) the Borrower has determined that a reserve should be booked on its balance sheet in accordance with GAAP in an amount in excess of $25,000,000;

(c)       promptly, and in any event within five (5) Business Days of a Responsible Officer having knowledge thereof, any Material Adverse Effect subsequent to December 31, 2019;

(d)       prior to the time that financial statements affected by such change are first delivered pursuant to this Agreement, any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary of any Loan Party, to the extent such changes have not been disclosed publicly in the Borrower’s filings that are available on the SEC’s Electronic Data Gathering and Retrieval System;

(e)       promptly, and in any event within five (5) Business Days of a Responsible Officer having knowledge thereof, (i) the creation, or filing with the IRS or any other Governmental Authority, of (A) any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any income or franchise or other taxes with respect to any Tax Affiliate that are reasonably expected to result in tax liabilities in excess of $2,000,000 or (B) any Lien in respect of unpaid taxes or, (ii) the receipt of any request directed to any Tax Affiliate, to make any adjustment under Section 481(a) of the Code that is reasonably expected to result in tax liabilities in excess of $2,000,000, by reason of a change in accounting method or otherwise and (iii) the enforcement by any Governmental Authority of remedies in respect of the preceding items (i) and (ii);

(f)       promptly, any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding; and

(g)       promptly, and in any event within five (5) Business Days of a Responsible Officer having knowledge thereof, (i) any failure to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code or Section 302 of ERISA or the terms of any Title IV Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA (whether or not waived), (ii) any filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard or (iii) the PBGC’s filing, or indication or notice of intention to file, of any Lien with respect to any assets of any ERISA Affiliate.

Each notice pursuant to this Section 5.03 shall be in electronic form accompanied by a statement by a Responsible Officer of the Borrower, on behalf of the Borrower, setting forth details of the occurrence referred to therein, and, with respect to matters under subparagraphs (a) or (c) above, stating what action the Borrower or other Person proposes to take with respect thereto and at what time.

SECTION 5.04.      Preservation of Corporate Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to:

(a)       preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except, (i) with respect to the Borrower’s Subsidiaries, in connection with transactions permitted by Sections 6.02 and 6.03, and (ii) with respect to any Subsidiary that is not a Loan Party, such Subsidiary may be liquidated and dissolved or otherwise cease to preserve and maintain its organizational existence;

(b)       preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 6.03 and sales of assets permitted by Sections 6.02 or 6.03 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(c)       preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 5.05.      Maintenance of Property. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear and casualty excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 5.06.      Insurance.

(a)       Each Loan Party shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates. The Borrower shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the Loan Parties’ tangible personal property and assets and business interruption insurance policies naming the Administrative Agent as lender loss payee, as its interests may appear, and (y) to all general liability and other automobile and excess liability policies naming the Administrative Agent an additional insured (which endorsements in respect of liability policies may provide that the designation as an additional insured applies solely to the extent of the indemnification obligations of the Loan Parties in this Agreement and the Loan Documents). In the event any Loan Party or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable so long as the Administrative Agent gives the Borrower ten days’ written notice thereof at any time that no Event of Default is continuing (it being understood that the Administrative Agent will not obtain any such policies of insurance or pay such premiums if the Borrower delivers to the Administrative Agent on or prior to the tenth day following such notice reasonable evidence that the Borrower has obtained the policies of insurance required hereunder). All sums so disbursed by the Administrative Agent shall constitute part of the Secured Obligations, payable as provided in this Agreement. If the proceeds of any insurance policy are delivered to the Administrative Agent as a lender loss payee thereunder at any time that full dominion is not in effect pursuant to Section 5.11 and no Event of Default is continuing, subject to the terms of any applicable Intercreditor Agreement, the Administrative Agent shall promptly deliver such proceeds to the applicable Loan Party for use not in contravention with the terms hereof.

(b)       With respect to any Real Estate in respect of which any Loan Party has granted or is required to grant a Mortgage which Real Estate is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under the Flood Laws, the applicable Loan Party (A) has obtained or will obtain and will maintain, with financially sound and reputable insurance companies, such flood insurance in such reasonable total amount as the Administrative Agent may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Laws and (B) promptly upon the request of the Administrative Agent or any Lender, will deliver to the Administrative Agent or such Lender as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and such Lender, including, without limitation, evidence of annual renewals of such insurance.

SECTION 5.07.      Payment of Obligations. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, the following obligations and liabilities:

(a)      all tax liabilities, assessments and governmental charges or levies upon it or its Property, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(b)      all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(c)      the performance of all obligations under any Contractual Obligation to which such Loan Party or any of its Subsidiaries is bound, or to which it or any of its Property is subject, except where the failure to perform would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(d)      payments to the extent necessary to avoid the imposition of a Lien with respect to, or the involuntary termination of, any underfunded Benefit Plan, except as would not result in a Material Adverse Effect or a Significant Liability.

SECTION 5.08.      Compliance with Laws. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including without limitation Environmental Laws), except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.09.      Inspection of Property and Books and Records.

(a)      Each Loan Party shall maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of such Person.

(b)      To the extent permitted by law, each Loan Party shall, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required): (i) provide access to such property to the Administrative Agent and any of its Related Parties, as frequently as the Administrative Agent reasonably determines to be appropriate; and (ii) permit the Administrative Agent and any of its Related Parties to conduct field examinations, audit, inspect and make extracts and copies (or take originals if reasonably necessary) from all of such Loan Party’s books and records, and evaluate and make physical verifications of any Collateral in any manner and through any medium that the Administrative Agent reasonably considers advisable, in each instance, at the Loan Parties’ expense; provided the Loan Parties shall only be obligated to reimburse the Administrative Agent for the expenses for any such field examinations, audits and inspections (x) one time per year (or, if a Trigger Event occurs during such year, two times per year), or (y) if an Event of Default has occurred and is continuing, as frequently as such field examinations, audits and inspections are conducted; provided, however, that such a field examination, audit and inspection shall be conducted at Loan Parties’ expense within six (6) months after the Amendment No. 2 Effective Date (or immediately upon the request of the Administrative Agent if at any time during such six (6) month period the Aggregate Revolving Exposure exceeds $10,000,000). Any Lender may accompany the Administrative Agent or its Related Parties in connection with any inspection at such Lender’s expense.

SECTION 5.10.      [Reserved].

SECTION 5.11.      Cash Management Systems. Each Loan Party shall enter into, and cause each depository to enter into, Control Agreements providing for “springing” cash dominion with respect to each Collection Account and each Concentration Account maintained by such Person (other than any account that constitutes an Excluded Bank Account) as of or after the Effective Date. Each Loan Party shall use commercially reasonable efforts to enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements providing for “springing” cash dominion with respect to each deposit, securities, commodity or similar account maintained by such Person (other than any account that constitutes an Excluded Bank Account) that does not constitute a Collection Account or a Concentration Account (and funds deposited into any such deposit, securities, commodity or similar account shall be swept on a daily basis into a Concentration Account). With respect to accounts subject to “springing” Control Agreements, the Administrative Agent and Lenders agree that the Administrative Agent shall only be authorized to deliver to the relevant depository, securities intermediary or commodities intermediary a notice or other instruction which provides for exclusive control over such account by the Administrative Agent as follows: (i) at any time that an Event of Default is continuing, the Administrative Agent may, and at the direction of Required Lenders shall, deliver such notices or instructions providing for exclusive control by the Administrative Agent with respect to any or all such accounts; and (ii) if a Trigger Event has occurred and is continuing, the Administrative Agent may, in its sole discretion, deliver such notices or instructions providing for exclusive control by the Administrative Agent over the Collection Accounts, provided, that if a Trigger Event occurs solely as a result of the imposition by the Administrative Agent of a new or increased Reserve at a time when no Default or Event of Default has occurred and is continuing, then the Administrative Agent shall not deliver such notices or instructions unless such circumstance continues for the Designated Period. The Loan Parties shall not maintain cash or Cash Equivalents on deposit in any deposit account or securities account (in each case, other than Excluded Bank Accounts) that is not subject to a Control Agreement in excess of outstanding checks and wire transfers payable from such accounts and amounts necessary to meet minimum balance requirements. The Loan Parties shall (i) cause all Collections received by them each day to be deposited in a Collection Account or a Concentration Account or, with respect to any STL Related Accounts, a Qualified Trust Account, within two (2) Business Days following receipt and (ii) direct all Account Debtors to remit all payments either (A) directly to Collection Accounts or any associated lockboxes or (B) in the case of STL Related Accounts, directly to a Qualified Trust Account or any associated lockbox. If (x) the Administrative Agent has exercised its right to take exclusive control over the Collection Accounts pursuant to this Section 5.11 while no Event of Default is continuing and (y) no Trigger Event is continuing, the Administrative Agent shall use commercially reasonable efforts following the Borrower’s request therefor to (A) restore control of such Collection Accounts to the applicable Loan Parties (subject to the continuing rights of the Administrative Agent to assert exclusive control in the circumstances provided herein) and (B) so long as such control has not been restored to the applicable Loan Parties, instruct the depositaries in respect of the Collection Accounts for which the Administrative Agent has delivered notices of exclusive control pursuant to this Section 5.11, to transfer on a daily basis, all available amounts on deposit in such Collection Accounts to a Concentration Account that is subject to a Control Agreement.

SECTION 5.12.      Collateral Access Agreements. Each Loan Party shall use commercially reasonable efforts to obtain a landlord agreement or bailee or mortgagee waivers, as applicable (each, a “Collateral Access Agreement”), from the lessor of each leased property, bailee in possession of any Collateral or mortgagee of any owned property, as applicable, with respect to such locations as are necessary to afford the Administrative Agent access to the books and records related to the ABL Priority Collateral and, subject to any applicable Intercreditor Agreement, all other Collateral, of the Loan Parties, which agreement shall be reasonably satisfactory in form and substance to the Administrative Agent.

SECTION 5.13.      Certain Litigation. Without limiting the notice requirements set forth in Section 5.02(b), each Loan Party shall use commercially reasonable efforts to notify the Administrative Agent in writing of any action or suit before any arbitrator or Government Authority against the Borrower or any of its Subsidiaries with respect to which a Responsible Officer has made a determination that a Material Adverse Effect would reasonably be expected to occur as a result thereof, in each case, at least one day prior to any disclosure thereof pursuant to any filings with the SEC.

SECTION 5.14.      Further Assurances; Guaranties; Additional Collateral.

(a)       Promptly upon request by the Administrative Agent, the Loan Parties shall (and, subject to the limitations hereinafter set forth, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document.

(b)       If any assets are acquired by any Loan Party after the date on which it becomes a Loan Party (other than Excluded Assets or Material Real Estate), the Borrower will take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens to the extent required by and in accordance with the terms of the Collateral Documents, which Liens shall have the priority required hereby and by the Collateral Documents.

(c)       In the event any Loan Party (including any Loan Party that became party to this Agreement by execution of a joinder agreement pursuant to Section 5.14(d) hereof) acquires any Material Real Estate, and such Material Real Estate is mortgaged as collateral for any other Material Contract, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to the Administrative Agent, (i) an appraisal complying with FIRREA, (ii) within forty-five (45) days of receipt of notice from the Administrative Agent (or such later date as the Administrative Agent may agree) of its determination that any such parcel of Material Real Estate is determined to be in a flood zone, a flood notification form signed by the Borrower and evidence that flood insurance is in place for the building and contents, all in form and substance satisfactory to the Administrative Agent, (iii) a fully executed Mortgage, in form and substance reasonably satisfactory to the Administrative Agent (and evidence that a counterpart of the Mortgage has been recorded in the place necessary, in the Administrative Agent’s judgment, to create a valid and enforceable first priority Lien in favor of the Administrative Agent for the benefit of itself, the Lenders and the other Secured Parties), together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Administrative Agent, in form and substance and in an amount reasonably satisfactory to the Administrative Agent insuring that the Mortgage is a valid and enforceable perfected Lien on the respective property, free and clear of all defects, encumbrances and Liens, other than Permitted Liens, (iv) then current A.L.T.A. surveys, certified to the Administrative Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception, (v) unless waived by the Administrative Agent in its sole discretion, an opinion of counsel in the state in which such parcel of Material Real Estate is located in form and substance and from counsel reasonably satisfactory to the Administrative Agent and (vi) an environmental site assessment prepared by a qualified firm reasonably acceptable to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent. In addition, within ninety (90) days after written notice from the Administrative Agent to the Loan Parties of the Administrative Agent’s determination that any parcel of Material Real Estate is determined to be in a flood zone (or such later date as the Administrative Agent may agree), the Loan Parties shall deliver a flood notification form signed by the Borrower and evidence that flood insurance is in place for the building and contents, all in form and substance satisfactory to the Administrative Agent. Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any such Material Real Estate acquired by any Loan Party until (I) the date that is (x) if such Material Real Estate is not located in a “special flood hazard area”, ten (10) days or (y) if such Material Real Estate is located in a “special flood hazard area”, thirty (30) days, after the Administrative Agent has delivered to the Lenders the following documents in respect of such Material Real Estate: (1) a completed flood hazard determination from a third party vendor, (2) if such Material Real Estate is located in a “special flood hazard area,” (A) a notification to the applicable Loan Party of that fact and (if applicable) notification to such Loan Party that flood insurance coverage is not available and (B) evidence of receipt by such Loan Party of such notice, and (3) if such notice is required to be provided to such Loan Party and flood insurance is available in the community in which such Material Real Estate is located, evidence of required flood insurance and (II) the Administrative Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed).

(d)       To the extent not delivered to the Administrative Agent on or before the Effective Date, each Loan Party shall (and, subject to the limitations hereinafter set forth, shall cause each of their applicable Subsidiaries to), unless otherwise agreed by the Administrative Agent, within thirty (30) days (or such later date as agreed by the Administrative Agent) of (x) notice pursuant to Section 5.02(j)(iv) of any Subsidiary becoming a Material Domestic Subsidiary or (y) any Acquisition of a Material Domestic Subsidiary, deliver to the Administrative Agent the following:

(i)       a duly executed joinder agreement in the form of Exhibit E and such other duly executed supplements and amendments to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent reasonably deems necessary or advisable in order to ensure that each such Material Domestic Subsidiary (each an “Additional Guarantor”) guaranties, as primary obligor and not as surety, the full and punctual payment when due of the Secured Obligations or any part thereof;

(ii)       such duly-executed joinder and amendments to the applicable Collateral Documents or additional Collateral Documents, in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent reasonably deems necessary or advisable, in order to (i) to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations set forth herein and in the Collateral Documents, all of such Additional Guarantor’s Property consisting of Collateral (other than Excluded Assets) and (ii) effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid, perfected and enforceable security interest in the Equity Interests directly owned by such Material Domestic Subsidiaries (other than Equity Interests constituting Excluded Assets);

(iii)       subject to the applicable limitations set forth herein and in the Collateral Documents, except to the extent required to be delivered to holders of Non-ABL Priority Lien Obligations (or a trustee, agent or other representative therefor, including, without limitation, the ~~2027~~Senior Secured Notes Collateral Trustee) pursuant to an Intercreditor Agreement, all certificates, instruments and other documents representing all pledged or charged stock, pledged debt instruments and all other Equity Interests and other debt securities being pledged pursuant to the joinders and amendments executed pursuant to clause (b) above, together with (i) in the case of certificated pledged or charged stock and other certificated Equity Interests, undated stock powers or the local equivalent endorsed in blank and (ii) in the case of pledged debt instruments and other certificated debt securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the pledgor;

(iv)       appropriate corporate resolutions, other corporate organizational and authorization documentation and, if reasonably requested by the Administrative Agent, legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent; and

(v)       all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, for each Additional Guarantor.

(e)       If, at any time after the Restatement Effective Date any Subsidiary of the Borrower that is not a Loan Party shall become party to a guaranty of, or grant a Lien on any assets to secure Non-ABL Priority Lien Obligations, any Subordinated Indebtedness or any other Indebtedness arising under a Material Contract of the Borrower or a Loan Party, the Borrower shall promptly notify the Administrative Agent thereof and, concurrently with such guaranty or grant, shall cause such Subsidiary to comply with Section 5.14(a), (b), (c) or (d) hereof, as applicable (but without giving effect to any grace periods provided therein).

SECTION 5.15.      Depository Banks. The Borrower will use commercially reasonable efforts to establish after the Effective Date, and thereafter for the term of the Agreement to maintain, the Administrative Agent as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity and other deposit accounts for the conduct of its business; provided, that the foregoing shall not prohibit the Borrower from having other deposit and investment accounts at other institutions.

SECTION 5.16.      Post-Closing Matters. The Loan Parties shall satisfy each of the requirements set forth on Schedule 5.16 attached hereto on or before the date specified on such Schedule for each such requirement (or such later date as may be agreed upon by the Administrative Agent in its sole discretion).

ARTICLE VI

Negative Covenants

Until all of the Obligations have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

SECTION 6.01.      Limitation on Liens. No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)       Non-ABL Priority Liens securing (i) Non-ABL Priority Lien Debt permitted pursuant to Section 6.05(a)(v) and (ii) all other related Non-ABL Priority Lien Obligations in respect of Non-ABL Priority Lien Debt permitted pursuant to Section 6.05(a)(v);

(b)       Liens securing the Secured Obligations;

(c)       Liens granted by (i) any Person in favor of any Loan Party or (ii) any Person other than a Loan Party in favor of any other Subsidiary that is not a Loan Party;

(d)       Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Borrower or is merged with or into or consolidated with the Borrower or any Subsidiary of the Borrower; provided that such Liens (i) were in existence prior to the contemplation of such Person becoming a Subsidiary of the Borrower or such merger or consolidation and (ii) do not extend to any assets other than those of the Person that becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or a Subsidiary of the Borrower;

(e)       Liens on property (including Equity Interests) existing at the time of acquisition of the property by the Borrower or any Subsidiary of the Borrower; provided that (i) such Liens were in existence prior to, and not incurred in contemplation of, such acquisition, (ii) do not extend to any assets other than the applicable acquired assets and (iii) only secure those obligations which it secures on the date of such acquisition;

(f)       Liens, pledges or deposits to secure the payment of rent or under worker’s compensation or unemployment laws or other obligations of a like nature, or judicial or appeal deposits, in each case incurred in the ordinary course of business;

(g)       Liens to secure Indebtedness (including Finance Lease Obligations) permitted to be incurred pursuant to Section 6.05(a)(iii); provided that, (i) any such Lien attaches to such Property within six months of the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired, designed, constructed or improved, as applicable, in such transaction and the proceeds thereof, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of acquisition, design, construction and/or improvement of such Property;

(h)       Liens on assets of any Foreign Subsidiary to secure Indebtedness or other obligations permitted to be incurred under this Agreement;

(i)       Any Lien existing on the Property of a Loan Party or a Subsidiary of a Loan Party on the Restatement Effective Date and set forth in Schedule 6.01 securing Indebtedness outstanding on such date and permitted by Section 6.05(a)(ii), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by Section 6.05(a)(ii);

(j)       Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(k)       Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business and which (i) are not past due for a period of more than sixty (60) days, (ii) remain payable without penalty or (iii) which are being contested in good faith and by appropriate proceedings diligently prosecuted and for which adequate reserves in accordance with GAAP are being maintained;

(l)       Survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(m)       Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred pursuant to Section 6.05(a)(ii), (iii), (x) and (xi); provided, however, that (without limiting the other conditions set forth in the definition of Permitted Refinancing Indebtedness):

(i)       the new Liens are limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Liens (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(ii)       the Indebtedness secured by the new Liens is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(n)       Liens securing Swap Obligations so long as the related Indebtedness (if applicable) is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Swap Obligations and so long as (i) such Swap Obligations are permitted under Section 6.05, (ii) such Liens do not attach to any ABL Priority Collateral of the Loan Parties and (iii) if such Liens attach to any other Collateral, the holders of such Liens enter into an Intercreditor Agreement on terms and substance acceptable to the Administrative Agent in its sole discretion;

(o)       Leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and do not secure any Indebtedness;

(p)       Liens granted in the ordinary course of business on equipment of (i) any Foreign Subsidiary or (ii) any Domestic Subsidiary that is not a Loan Party and has no operations in the United States;

(q)       Liens (if any) arising from UCC financing statement notice filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(r)       Liens (if any) arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(s)       Deposits made with insurance carriers (or their designees) in the ordinary course of business to secure liability for premiums to insurance carriers;

(t)       Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.01(h), so long as such Liens are adequately bonded;

(u)       Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and not for speculative purposes, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(v)       Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.05 hereof; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(w)       Liens that are contractual rights of set-off relating to pooled deposit or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Subsidiaries; provided, however, in the case of any account required to be subject to a Control Agreement hereunder, such Liens shall be waived or subordinated, as applicable, to the reasonable satisfaction of the Administrative Agent or the Administrative Agent shall be permitted to establish a Reserve in its Permitted Discretion;

(x)       Any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(y)       [Reserved];

(z)       Liens incurred in the ordinary course of business of the Borrower or any Subsidiary with respect to obligations in an aggregate amount that, when taken together with all other obligations secured by Liens pursuant to this clause (z), do not exceed the greater of (i) $50,000,000 and (ii) 2% of the Consolidated Assets of the Borrower and its Subsidiaries (measured as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.11(a))), and do not attach to ABL Priority Collateral of the Loan Parties;

(aa)     Liens on cash or Cash Equivalents (in any case, that is not on deposit in any Collection Account, Concentration Account or any other deposit account or securities account required to be subject to a Control Agreement) securing (I) reimbursement obligations under letters of credit, or bid, performance, appeal, surety or customs bonds, (II) Swap Obligations, or (III) obligations in relation to the performance of public or statutory obligations, or performance, bid, appeal, surety or customs bonds, which letters of credit, bonds or such other obligations are otherwise not secured by Non-ABL Priority Liens or the Liens under the Loan Documents, in an aggregate amount not to exceed $250,000,000 in the aggregate (of which no more than $50,000,000 shall be with respect to the Loan Parties);

(bb)   Equitable or other Liens (excluding Liens on cash or Cash Equivalents) in favor of the issuer of any bid, performance, appeal, surety or customs bonds incurred in the ordinary course of business, so long as:

(i)       in the case of any such Liens on any Collateral that is not associated with the contract or other matter that is the subject of any bid, performance, surety or customs bond, such Liens are either (a) not perfected or (b) junior in priority to the Lien of the Administrative Agent; and

(ii)       in the case of any such Liens on any Collateral in respect of appeal bonds, such Liens are either (a) not perfected or (b) (x) junior in priority to the Lien of the Administrative Agent and (y) if the aggregate amount of obligations in respect of appeal bonds secured by such Liens on the Collateral exceed $20,000,000, subject to an Intercreditor Agreement with the Administrative Agent in terms and substance acceptable to the Administrative Agent in its sole discretion;

(cc)     Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(dd)    To the extent such transactions may be recharacterized as secured indebtedness, Liens incurred in favor of the purchasers of accounts receivable in connection with a Permitted Sales-Type Lease Transaction;

(ee)     Liens securing Indebtedness permitted by Section 6.05(a)(xix); and

(ff)      To the extent such transactions may be recharacterized as secured indebtedness, Liens in favor of the lessor in connection with a Sale and Leaseback Transaction permitted hereunder.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.01 may at any time attach to any Loan Party’s Accounts, other than those permitted under clauses (a), (b), (j), (dd) and (ff) above.

SECTION 6.02.      Disposition of Assets. No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including the Equity Interests of any Subsidiary of any Loan Party, whether in a public or a private offering or otherwise, and accounts and notes receivable, with or without recourse) or enter into any agreement (except to the extent such agreement is conditioned on obtaining any required consent or amendment hereunder) to do any of the foregoing, except:

(a)      sales to any Person of inventory, or worn out or surplus equipment, all in the ordinary course of business;

(b)      any of the following, subject to Section 6.17 hereof:

(i)       dispositions by any Subsidiary that is not a Loan Party to the Borrower or any other Subsidiary;

(ii)       dispositions by any Loan Party to any other Loan Party; and

(iii)       dispositions of any Property that does not constitute ABL Priority Collateral (other than cash or Cash Equivalents and intercompany notes) by any Loan Party to any Subsidiary that is not a Loan Party;

(c)       in a transaction authorized by Section 6.03 or Section 6.04;

(d)       the sale of payment obligations owing to any Subsidiary of the Borrower that is not a Loan Party under sale or service contracts in connection with limited recourse third party financing of such contracts consistent with prudent business practices;

(e)       other sales, assignments, leases, conveyances, transfers and other dispositions of assets after the Restatement Effective Date; provided that the aggregate book value of all assets so sold, leased, conveyed, transferred or disposed of shall not exceed (x) in any Fiscal Year, 7.5% of the Consolidated Assets or (y) in all such transactions occurring after the Restatement Effective Date, 15% of the Consolidated Assets, with the Consolidated Assets being determined, for the purpose of applying the foregoing percentage test, based on the financial statements most recently delivered pursuant to Section 5.01 (or, if prior to the date of delivery of the first financial statements to be delivered pursuant to Section 5.01, the most recent financial statements referred to in Section 3.11(a)); provided, further, that (i) at the time of any disposition, (x) no Default or Event of Default shall exist or shall result from such disposition and (y) after giving pro forma effect to (1) any disposition of Accounts included as part of such disposition and (2) any repayment of Loans substantially concurrent with such disposition, the Aggregate Revolving Exposure would not exceed the Borrowing Base as computed on a pro forma basis by the Borrower (such calculation to be provided by the Borrower to the Administrative Agent at the Administrative Agent’s request), (ii) the Loan Parties were in compliance with the covenants set forth in Section 6.18 as of the end of the most recent Fiscal Quarter for which financial statements have been delivered hereunder (regardless of whether any such covenant is required to be tested as of such date pursuant to Section 6.18), computed on a pro forma basis, and (iii) any such sales, assignments, leases, conveyances, transfers and other dispositions shall be made for Fair Market Value and, during any period during which the Administrative Agent shall be exercising its right to cash dominion pursuant to Section 5.11, for at least 75% Cash Consideration;

(f)       sales, assignments, leases, conveyances, transfers or other dispositions of assets by Specified JVs; and

(g)       (i) Permitted Sales-Type Lease Transactions and (ii) assignments of STL Related Accounts in connection with any Permitted Sales-Type Lease Transaction to a Qualified Trustee pursuant to a Qualified Trust Arrangement, so long as (A) the interest of the Loan Parties in such STL Related Accounts remains subject to the security interest of the Administrative Agent under the Collateral Documents, (B) such STL Related Accounts are not included in the calculation of the Borrowing Base, (C) the Borrower has determined in its commercially reasonable discretion that it is not practicable to consummate such Permitted Sales-Type Transaction without the assignment of such STL Related Accounts and (D) the purchaser in connection with such Permitted Sales-Type Lease Transaction has entered into an agreement in form and substance reasonably acceptable to the Administrative Agent which includes provisions to the effect that such purchaser recognizes the Administrative Agent’s security interest in such STL Related Accounts;

(h)       Sale and Leaseback Transactions permitted by Section 6.15;

(i)       the sale, transfer or disposition to customers of products, buildings, properties, systems, infrastructure or other assets constructed, developed or otherwise acquired for or on behalf of such customers; and

(j)       dispositions of cash and Cash Equivalents as consideration for goods and services, expenses (including compensation expense) or other transactions permitted under, or not prohibited by, this Agreement.

SECTION 6.03.      Consolidations and Mergers; Divisions. (a) No Loan Party shall merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, except that: (i) any Subsidiary of the Borrower may merge or consolidate with or into any other Subsidiary of the Borrower, provided that if any Subsidiary Guarantor is involved in such merger or consolidation, the surviving Person shall be (or become in connection with such transaction) a Subsidiary Guarantor; (ii) any Subsidiary of the Borrower may merge into the Borrower; provided that the surviving Person shall be the Borrower; (iii) in connection with a transaction not otherwise prohibited under this Agreement, the Borrower may merge with any other Person so long as the Borrower is the surviving Person; (iv) in connection with any Permitted Acquisition, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be (or become in connection with such transaction) a Wholly-Owned Subsidiary of the Borrower, and provided further that if any Subsidiary Guarantor is involved in such merger or consolidation, the surviving Person shall be (or become in connection with such transaction) a Subsidiary Guarantor; and (v) in connection with any sale or other disposition permitted under Section 6.02 (other than clause (b) thereof), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, in each case, that no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

(b)       No Loan Party will, nor will it permit any Subsidiary to, consummate a Division as the Dividing Person, without the prior written consent of Administrative Agent. Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Administrative Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 5.14 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.

SECTION 6.04.      Acquisitions; Loans and Investments. No Loan Party shall and no Loan Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment (except to the extent such commitment is conditioned on obtaining any required consent or amendment hereunder) to purchase or acquire any Equity Interests, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit (except to the extent such commitment is conditioned on obtaining any required consent or amendment hereunder) to make any Acquisitions or (iii) make or purchase, or commit (except to the extent such commitment is conditioned on obtaining any required consent or amendment hereunder) to make or purchase, any advance, loan, extension of credit or capital contribution to, Guarantee any obligations of, or make any other investment in, any Person (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for:

(a)       Investments in cash and Cash Equivalents;

(b)       Investments by the Borrower in any Subsidiary or by any Subsidiary in any other Subsidiary or the Borrower; provided, that the aggregate amount of any such advances, loans, extensions of credit or other Investments made by any Loan Party in a Subsidiary that is not a Loan Party shall not exceed (x) net of all dividends, distributions, returns of capital and payments in respect of Indebtedness received after the Restatement Effective Date by the Loan Parties from Subsidiaries that are not Loan Parties, $80,000,000, plus (y) an unlimited amount so long as the Payment Conditions are satisfied at the time of, and after giving effect to, any such Investment; provided, further, that in no event shall any Accounts of the Loan Parties be permitted to be transferred by way of Investment in any Subsidiary that is not a Loan Party pursuant to this clause (b) or any other clause under this Section 6.04;

(c)       Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 6.02;

(d)       Investments acquired in connection with the settlement of delinquent Accounts in the ordinary course of business or in connection with the bankruptcy or reorganization of suppliers or customers;

(e)       Investments existing on the Restatement Effective Date and described in Schedule 6.04;

(f)       loans or advances to, or Guarantees of Indebtedness of, employees, officers or directors in an aggregate amount not to exceed $1,000,000 at any time which are otherwise permitted under Section 6.17;

(g)       any Permitted Acquisition;

(h)       any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Borrower;

(i)       Investments represented by Swap Obligations that are permitted under Section 6.05(a);

(j)       advances, loans or extensions of trade credit in the ordinary course of business by the Borrower or any of its Subsidiaries;

(k)       repurchases of Equity Interests in the Borrower permitted by Section 6.08 or repurchases of Indebtedness permitted by Section 6.13;

(l)        any unsecured guarantees of obligations of a Subsidiary made in the ordinary course of business (which shall not be of Indebtedness, other than Swap Agreements not entered into for speculative purposes and cancellations, buy backs, reversals, terminations or assignments thereof, standby letters of credit, cash management obligations, Bank Product Obligations or short-term advances that do not remain outstanding for more than 30 days) or other contingent obligations arising in the ordinary course of business;

(m)     deemed advances pursuant to cash pooling arrangements involving foreign branches of a Loan Party that do not remain outstanding for more than 30 days; and

(n)      any other Investments (other than Acquisitions) whether or not of a type described above in an aggregate amount not to exceed at any time the greater of (x) $75,000,000 and (y) 3% of Consolidated Assets of the Borrower and its Subsidiaries (measured as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.11(a))); provided that the Payment Condition shall be satisfied both at the time of, and after giving effect to, any such Investment.

For purposes of determining the amount of any Investment outstanding at any time, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

SECTION 6.05.      Limitation on Indebtedness. No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, provided:

(a)      Nothing herein shall prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)       the Secured Obligations;

(ii)       Indebtedness existing on the Restatement Effective Date (other than the ~~2027~~Senior Secured Notes) and set forth in Schedule 6.05, including Permitted Refinancing Indebtedness with respect thereto;

(iii)       Indebtedness represented by Finance Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Borrower or any of its Subsidiaries, and Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (iii), in an aggregate outstanding principal amount not to exceed at any time the greater of (x) $~~100,000,000~~200,000,000 and (y) 4% of Consolidated Assets of the Borrower and its Subsidiaries (measured as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.11(a)));

(iv)       intercompany Indebtedness between or among the Borrower and any of its Subsidiaries; provided, however, that (A) if a Loan Party is the obligor on such Indebtedness and the payee is not a Loan Party, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all the Secured Obligations; (B) Indebtedness of any Subsidiary that is not a Loan Party to a Loan Party shall be subject to Section 6.04(b); and (C)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Subsidiary of the Borrower and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Subsidiary of the Borrower, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Subsidiary, as the case may be, that was not permitted by this clause (iv); provided, further that:

(A)       the Loan Parties shall accurately record all material intercompany transactions on their respective books and records; and

(B)       in the case of any intercompany Indebtedness advanced with any Property that constitutes Collateral prior to such advance by a Loan Party to a Subsidiary of the Borrower that is not a Loan Party, no Default or Event of Default is continuing as of the date such intercompany Indebtedness is advanced;

(v)       (x)(1) the ~~2027~~Senior Secured Notes, and (2) additional Non-ABL Priority Lien Debt of the Borrower or any of the Loan Parties~~, (3) Indebtedness of Foreign Subsidiaries, and (4) Permitted Refinancing Indebtedness in respect of the Indebtedness incurred pursuant to the foregoing clauses (v)(1), (2) or (3)~~; provided, that:

(A)       at the time of incurrence thereof the aggregate principal of Indebtedness incurred and outstanding pursuant clause (2) does not exceed (I) an amount such that after giving pro forma effect to the incurrence of any such Indebtedness and the application or intended application of proceeds thereof  (but without giving effect to the simultaneous or substantially simultaneous incurrence in a single transaction, concurrent transaction or series of related transactions of any other Indebtedness under any basket subject to a fixed Dollar limit (including by reference to a percentage or Consolidated Total Assets), the Borrower has a ~~Priority~~Total Net Leverage Ratio of less than or equal to ~~2.0~~2.00 to 1.00 ~~determined on a pro forma basis as if such Indebtedness had been incurred on the first day~~as of the end of the most ~~recent~~recently completed four consecutive fiscal ~~quarter period~~quarters for which financial statements have been ~~delivered under Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be~~ delivered pursuant to Section 5.01(a) or (b), ~~the most recent financial statements referred to in Section 3.11(a));~~ plus (II) without regard to the Total Net Leverage Ratio before or after the incurrence of such Indebtedness, an amount equal to the greater of (i) $150 million and (ii) 8% of Consolidated Total Assets determined at the time of incurrence (provided that in calculating the Indebtedness incurred pursuant to this clause (2), the Borrower may elect to use the amounts permitted under clause (I) before using clause (II), and if multiple amounts are available and the Borrower does not make an election, the Borrower will be deemed to have utilized amounts permitted first under clause (I) and last under clause (II));

(B)       such Indebtedness shall not have any scheduled principal payments due prior to the date that is 91 days after the Maturity Date in effect at the time of such incurrence,

(C)       the stated maturity date of any Indebtedness incurred or refinanced under the preceding clauses (v)(2) or (v)(3) shall be at least 91 days after the Maturity Date as in effect at the time of such incurrence, and

(D)       the aggregate principal amount of all Indebtedness incurred by Subsidiaries that are not Loan Parties in reliance on this clause (v) shall not exceed the greater of (x) $100,000,000 and (y) 4% of Consolidated Assets of the Borrower and its Subsidiaries (measured as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.11(a))); and

(y) Permitted Refinancing Indebtedness in respect of the Indebtedness incurred pursuant to the foregoing clauses (v)(1) or (2);

(vi)     the Guarantee by the Borrower or any Subsidiary of Indebtedness of the Borrower or a Subsidiary of the Borrower that was permitted to be incurred by another provision of this Section 6.05(a); provided that (A) if the Indebtedness being guaranteed is subordinated to or pari passu with the Obligations, then the Guarantee must be subordinated or pari passu, as applicable, to the Obligations to the same extent as the Indebtedness guaranteed and (B) Guarantees by a Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04(b) and (l);

(vii)    Indebtedness consisting of Swap Obligations entered into in the ordinary course of business and for bona fide non-speculative purposes, and cancellations, buy backs, reversals, terminations or assignments in respect thereof;

(viii)   Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, bid, appeal, surety and customs bonds, completion guarantees and similar obligations in the ordinary course of business;

(ix)       Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(x)       [Reserved];

(xi)       Indebtedness of a Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Borrower (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of or was otherwise acquired by the Borrower); provided that the aggregate principal amount at any time outstanding pursuant to this clause (xi), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (xi), does not exceed the greater of (x) $50,000,000 and (y) 2% of Consolidated Assets of the Borrower and its Subsidiaries (measured as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.11(a)));

(xii)       Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of the Borrower or any business, assets or Equity Interests of a Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Borrower and its Subsidiaries in connection with such disposition;

(xiii)       Subordinated Indebtedness issued by the Borrower or a Subsidiary to any current or former officer, director, employee or consultant of the Borrower or any of its Subsidiaries (or any permitted transferees of such persons), in each case to finance the purchase or redemption of Equity Interests of the Borrower to the extent permitted under Section 6.08 hereof;

(xiv)       Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Borrower and its Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Borrower and its Subsidiaries;

(xv)       Indebtedness incurred by a Subsidiary of the Borrower that is not a Loan Party in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms;

(xvi)            Indebtedness incurred by the Borrower or any of its Subsidiaries constituting letters of credit or reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided, that upon the drawing of such letters of credit, such obligations are reimbursed within thirty (30) days following such drawing;

(xvii)           Indebtedness incurred pursuant to a Permitted Sales-Type Lease Transaction; provided, that the principal amount of such Indebtedness (determined based on the amount of such Indebtedness reflected on a balance sheet prepared in accordance with GAAP) shall not exceed $150,000,000 at any time outstanding;

(xviii)          (A) additional unsecured Indebtedness in an unlimited amount provided that, as of any date of incurrence of Indebtedness under this clause (xviii)(A) and after giving pro forma effect to the application of any net proceeds therefrom, the Payment Conditions are satisfied, and (B) Permitted Refinancing Indebtedness in respect of any indebtedness incurred pursuant to the foregoing clause (xviii)(A); and

(xix)            Indebtedness of the Borrower or any Subsidiary Guarantor incurred to finance up-front costs associated with long-term contracts with customers in the ordinary course of business.

(b)            No Loan Party shall incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of such Loan Party unless such Indebtedness is also contractually subordinated in right of payment to the Secured Obligations on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrower solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

(c)            For purposes of determining compliance with this Section 6.05,

(i)            in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xix) of Section 6.05(a) above, the Borrower will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 6.05;

(ii)            at the time of incurrence, the Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 6.05(a) hereof;

(iii)            letters of credit will be deemed to have a principal amount equal to the maximum potential liability of the Borrower and its Subsidiaries thereunder;

(iv)            in calculating the amount of Indebtedness permitted under any particular clause of this Section 6.05, Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in duplication of the amount of the underlying Indebtedness being Guaranteed or supported by such letter of credit; and

(v)            with respect to any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(d)            The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.05; provided, in each such case, that the amount of any such accrual, accretion or payment is included in the Interest Expense of the Borrower as accrued. Notwithstanding any other provision of this Section 6.05, the maximum amount of Indebtedness that the Borrower or any Subsidiary of the Borrower may incur pursuant to this Section 6.05 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e)            The amount of any Indebtedness outstanding as of any date will be (subject to Section 1.04):

(i)            the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(ii)          the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(iii)         in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person (in any case, so long as such specified Person’s obligations in respect of such Indebtedness are expressly limited in recourse to the assets securing such Indebtedness), the lesser of:

(A)           the Fair Market Value of such assets at the date of determination; and

(B)            the amount of the Indebtedness of the other Person.

SECTION 6.06.          Use of Proceeds. The Borrower shall not use the proceeds of the Loans for any purpose other than for working capital needs and for general corporate purposes of the Borrower and its Subsidiaries (including, to the extent permitted hereunder, for refinancing and/or repurchasing existing Indebtedness, making pension contributions and to finance mergers, acquisitions and related activities permitted hereunder). No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Loan Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent that such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or the European Union, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 6.07.          Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien on any asset of a Loan Party or a Subsidiary of a Loan Party with respect to any Title IV Plan or Multiemployer Plan, (b) any failure to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code or Section 302 of ERISA or the terms of any Title IV Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, or (c) any ERISA Event except, in the case of each of clauses (a) through (c), to the extent such occurrence (i) would not have a Material Adverse Effect or (ii) would not give rise to a Significant Liability. No Loan Party shall cause or suffer to exist any event that could result in the imposition of a Lien on the assets of any Loan Party or a Subsidiary of a Loan Party with respect to any Benefit Plan other than any Lien that is expressly permitted under Section 6.01 hereof.

SECTION 6.08.          Restricted Payments. No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any of its Equity Interests, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so), or make any payment to induce the conversion of any of its Equity Interests, now or hereafter outstanding (each, a “Restricted Payment”), except that the Loan Parties and their respective Subsidiaries may:

(a)            declare and make any dividend payment or other distribution payable in common stock of the Borrower;

(b)            any Subsidiary of the Borrower may:

(i)            declare and pay dividends and make distributions to, or purchase, redeem or otherwise acquire its Equity Interests from, the Borrower;

(ii)           declare and pay dividends and make distributions to, or purchase, redeem or otherwise acquire its Equity Interests from, any other Subsidiary of the Borrower; and

(iii)           to the extent such Subsidiary is a joint venture that was established for bona fide business purposes and not with a view toward avoiding the restrictions set forth herein (A) declare and pay dividends to any participant in such joint venture; and (B) purchase, redeem or otherwise acquire its Equity Interests from any participant in such joint venture to the extent such acquisition would be permitted under Section 6.04 hereof if it was an Investment in such joint venture;

(c)            purchase, redeem or otherwise acquire its Equity Interests with the proceeds received from the substantially concurrent issue of new Equity Interests, provided that the terms of any such replacement Equity Interests shall be no less favorable in any material respect to the Borrower or the Lenders than the Equity Interests being so purchased, redeemed or otherwise acquired;

(d)            so long as no Default or Event of Default has occurred and is continuing or would result therefrom, declare and pay cash dividends on, repurchase, redeem or otherwise acquire or retire for value its Equity Interests or make other Restricted Payments in an aggregate amount not to exceed (x) $22,500,000 in any Fiscal Year, plus (y) an unlimited amount so long as the Payment Conditions are satisfied;

(e)            [Reserved];

(f)            repurchase, redeem or otherwise acquire or retire for value any Equity Interests of the Borrower held by any current or former officer, director, employee or consultant of the Borrower or any of its Subsidiaries (or any permitted transferees of such Persons) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, or other management or employee benefit plan or similar agreement in an aggregate amount not to exceed $5,000,000 in any Fiscal Year;

(g)            effect a repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants, in any case, so long as no cash or Cash Equivalents are paid by the Borrower in connection with such repurchase; and

(h)            so long as no Default or Event of Default has occurred and is continuing or would result therefrom, make cash payments in lieu of the issuance of fractional shares in an aggregate amount not to exceed $10,000,000 since the Restatement Effective Date;

provided, in each case, that nothing contained in the foregoing provisions of this Section 6.08 shall prevent the payment of any dividend within 60 days after the date of its declaration in writing, if at the date of such declaration, such payment would not have violated this Section 6.08.

SECTION 6.09.          Change in Business. The Borrower shall not make or permit any of its Subsidiaries to make, any material change in the nature of the business of the Borrower and its Subsidiaries, taken as a whole, as carried on at the date hereof.

SECTION 6.10.          Changes in Accounting, Name or Jurisdiction of Organization. The Borrower shall not change its Fiscal Year or method for determining Fiscal Quarters. No Loan Party shall change its name as it appears in official filings in its jurisdiction of organization or change its jurisdiction of organization without at least twenty (20) days’ prior written notice to the Administrative Agent and the acknowledgement of the Administrative Agent that all actions reasonably required by the Administrative Agent, including those to continue the perfection of its Liens, have been completed.

SECTION 6.11.          Amendments to Note Documents or Subordinated Indebtedness Documents. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, amend, supplement, waive or otherwise modify any provision of (a) the ~~2027~~Senior Secured Notes Indenture or the ~~2027~~Senior Secured Notes Collateral Trust Agreement, (b) any other Contractual Obligation governing Non-ABL Priority Lien Debt or (c) any Contractual Obligation governing Subordinated Indebtedness, in each case in a manner (i) which would reasonably be expected to have a Material Adverse Effect, (ii) which is in contravention of the amendment provisions of the applicable agreement, or (iii) if the effect of such change or amendment is to: (x) shorten the stated dates upon which payments of principal or interest are due on such Indebtedness; or (y) change the subordination provisions (if any) thereof (or the subordination terms of any guaranty thereof) in any manner materially adverse to the interests of the Administrative Agent or the Lenders.

SECTION 6.12.          No Negative Pledges. Except pursuant to the Loan Documents, no Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, (i) create or otherwise cause or suffer to exist or become effective any Contractual Obligation that limits the ability of any Loan Party or a Subsidiary to pay to the Loan Parties or any Subsidiary of a Loan Party dividends or make any other distribution to the Loan Parties or any Subsidiary of any Loan Party on any of such Loan Party’s or Subsidiary’s Equity Interests or (ii) enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any assets of a Loan Party in favor of the Administrative Agent, whether now owned or hereafter acquired; provided that the foregoing clauses (i) and (ii) shall not apply to Contractual Obligations which (A) (x) exist on the date hereof (including, without limitation, the ~~2027~~Senior Secured Notes Indenture) or (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement relating to Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation in any material respect, (B) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (C) are binding on a Foreign Subsidiary and relate to Indebtedness of a Foreign Subsidiary of the Borrower which is permitted hereunder, (D) arise in connection with any disposition permitted by Section 6.02 (so long as the applicable restriction applies solely to the assets the subject of such disposition), (E) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures otherwise permitted under this Agreement, (F) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.05(a)(iii) but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (G) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (H) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary, (I) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, and (J) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

SECTION 6.13.          Prepayments of Other Indebtedness. No Loan Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than:

(a)            the Secured Obligations;

(b)            any voluntary prepayment, redemption, purchase, defeasement or satisfaction of any intercompany Indebtedness between the Borrower and its Wholly-Owned Subsidiaries;

(c)            any voluntary prepayment, redemption, purchase, defeasement or satisfaction of any Indebtedness so long as, at the time of, and after giving effect to any such payment, the Payment Conditions are satisfied;

(d)            any prepayment, redemption, purchase, defeasement or satisfaction of any Indebtedness with the proceeds of Permitted Refinancing Indebtedness permitted hereunder; or

(e)            any prepayment, redemption, purchase, defeasement or satisfaction of any Indebtedness with the proceeds from the issuance of Equity Interests of the Borrower;

provided, however, that no such prepayment, redemption, purchase, defeasement or satisfaction shall be made in respect of any Non-ABL Priority Lien Debt in violation of the applicable Intercreditor Agreement or in respect of any Subordinated Indebtedness (including intercompany Indebtedness constituting Subordinated Indebtedness) in violation of any Intercreditor Agreement or other subordination provisions applicable thereto.

SECTION 6.14.          Chattel Paper. To the extent not delivered to the Administrative Agent in accordance with the terms hereof or any other Collateral Document, no Loan Party shall deliver any original tangible chattel paper constituting ABL Priority Collateral of the Loan Parties to any Person other than the Administrative Agent.

SECTION 6.15.          Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for (a) any such sale of any fixed or capital assets by the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the Fair Market Value of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset, (b) a Sale and Leaseback Transaction with respect to the real property of the Borrower in Eagan, MN, and (c) Sale and Leaseback Transactions with respect to real property owned by Subsidiaries of the Borrower that are not Loan Parties.

SECTION 6.16.          Swap Agreements. No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any Subsidiary), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary and (c) Swap Agreements entered into in connection with the issuance of convertible debt securities permitted to be issued hereunder for purposes of reducing the dilution that would result upon conversion of such securities.

SECTION 6.17.          Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate of any such Person other than (a) transactions otherwise permitted under this Agreement on terms that are fair and reasonable and no less favorable to such Borrower or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, (b) transactions (i) between or among any Loan Party and another Loan Party, and (ii) between or among Subsidiaries that are not Loan Parties; (c) transactions in the ordinary course of business between or among any Loan Party and any Subsidiary that is not a Loan Party (including, without limitation, tax sharing agreements between or among the Borrower and its Subsidiaries on customary terms, and payments pursuant thereto, to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries), (d) any Restricted Payment permitted by Section 6.08, (e) any issuance of Equity Interests (other than Disqualified Stock) of the Borrower or any Subsidiary to Affiliates of the Borrower or any Subsidiary, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or any Subsidiary, and compensation, perquisites and employee benefit arrangements paid to, and indemnities provided for the benefit of current or former officers, directors, employees or consultants of the Borrower or its Subsidiaries in the ordinary course of business, including without limitation pursuant to any employment agreement, employee benefit plan, officer or director indemnification agreement, retention agreement, severance agreement, consultant agreement or any similar arrangement, (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s Board of Directors, (i) any agreement or arrangement as in effect as of the Effective Date, as the same may be amended after the Effective Date, so long as such amendments thereto, when taken as a whole, are in the good faith judgment of the Board or Senior Management of the Borrower not disadvantageous in any material respect to the Loan Parties or the Lenders, when taken as a whole, as compared to the applicable agreement or arrangement as in effect on the Effective Date, (j) payments to or from, and transactions with, any joint venture permitted hereunder in the ordinary course of business (including, without limitation, any cash management activities related thereto), (k) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Borrower or a Subsidiary, provided that such agreement was not entered into in contemplation of such acquisition or merger, and any amendment thereto, so long as any such amendment is not disadvantageous to the Loan Parties or the Lenders in the good faith judgment of the Board of Directors or Senior Management of the Borrower, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition or merger, (l) intellectual property licenses in the ordinary course of business, (m) any lease entered into between the Borrower or any Subsidiary, as lessee, and any Affiliate of the Borrower, as lessor, which is approved by a majority of the disinterested members of the Board of Directors of the Borrower in good faith, (n) transactions in which the Borrower or any Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Borrower or such Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Subsidiary with an unrelated Person on an arm’s-length basis, and (o) transactions with customers, clients, suppliers or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement and that are fair to the Borrower or any Subsidiary, in the reasonable determination of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate.

SECTION 6.18.          Fixed Charge Coverage Ratio. If a Fixed Charge Trigger Event has occurred and is continuing, the Loan Parties shall not permit the Fixed Charge Coverage Ratio for the twelve month period ending as of the last day of the most recently ended Fiscal Quarter set forth below to be less than ~~(a) 0.70 to 1.00 for the~~the ratio set forth opposite such Fiscal Quarter ~~ending December 31, 2020, and (b) 1.00 to 1.00 for each Fiscal Quarter ending thereafter.~~in the table below:

Fiscal Quarter Ended	Fixed Charge Coverage Ratio
June 30, 2025	0.75 to 1.00
September 30, 2025	0.75 to 1.00
December 31, 2025	0.90 to 1.00
March 31, 2026	0.90 to 1.00
June 30, 2026 and each Fiscal Quarter ending thereafter	1.00 to 1.00

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)            Non-Payment. Any Loan Party fails (i) to pay when and as required to be paid herein, any amount of principal of any Loan or any reimbursement obligation in respect of any LC Disbursement, or (ii) to pay within three (3) Business Days after the same shall become due, any amount of interest on any Loan, including after maturity of the Loans, or any fee or any other amount payable hereunder or pursuant to any other Loan Document;

(b)            Representation or Warranty. Any representation, warranty or certification by or on behalf of any Loan Party or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made;

(c)            Specific Defaults. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 5.01, 5.02(a), 5.02(c), 5.03(a), 5.04(a) (with respect to maintenance of the Borrower’s existence only), 5.08, 5.09(b), 5.11, 5.14, 5.16, or Article VI;

(d)            Other Defaults. Any Loan Party or Subsidiary of any Loan Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days (or, in the case of the failure to perform or observe any term, covenant or agreement contained in Section 5.06, fifteen (15) days) after the earlier to occur of (i) the date upon which a Responsible Officer of any Loan Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or Required Lenders;

(e)            Cross Default. (i) Any Loan Party or any Subsidiary of any Loan Party (A) fails to make any payment in respect of any Indebtedness (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000 when due (whether by stated maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument or relating to any such Indebtedness and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), provided that this clause (e)(i)(B) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property or assets securing such Indebtedness, if (1) such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and (2) all required repayments or prepayments (if any) required under the terms of the agreements governing such Indebtedness arising because of such voluntary sale or transfer are paid in accordance with the terms of such agreements or (y) any requirement to deliver cash or equity securities upon conversion of any convertible Indebtedness; or (ii) any “Event of Default” (or term of like import) shall occur under (A) the ~~2027~~Senior Secured Notes Indenture or (B) any Non-ABL Priority Lien Debt (or the equivalent of any “Event of Default” shall occur under the definitive documents evidencing any Permitted Refinancing Indebtedness with to the foregoing) and such applicable “Event of Default” shall not have been annulled, waived or rescinded in accordance with the terms of such documents;

(f)            Insolvency; Voluntary Proceedings. The Borrower ceases or fails, or the Loan Parties and their Subsidiaries on a consolidated basis, cease or fail, to be Solvent, or any Loan Party or any Material Subsidiary: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any corporate, limited liability company or limited partnership action to effectuate or authorize any of the foregoing;

(g)            Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Loan Party or any Material Subsidiary of any Loan Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial portion of any such Person’s Properties and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Loan Party or a Material Subsidiary of any Loan Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Loan Party or any Material Subsidiary of any Loan Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

(h)            Monetary Judgments. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Loan Parties or any of their Subsidiaries involving in the aggregate a liability of $50,000,000 or more (excluding amounts covered by insurance to the extent the relevant independent third party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of (i) thirty (30) days after the entry thereof, in the case of any judgments, non-interlocutory orders, decrees or arbitration awards entered into in the United States and (ii) in all other cases sixty (60) days after the entry thereof; provided, however, in the case of either clause (i) or (ii), if such judgment, order, decree or award by its terms provides for a later date of payment, there shall be no Event of Default, unless the same shall not be paid in accordance with its terms);

(i)            Invalidity of Loan Documents; Collateral. The occurrence of any of the following:

(i)            any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Loan Party or any Subsidiary of any Loan Party thereto (other than in accordance with the terms hereof and thereof) or any Loan Party or any Subsidiary of any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder;

(ii)           any Collateral Document shall for any reason cease to create a valid security interest in the ABL Priority Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest; or

(iii)          except as contemplated by any relevant Intercreditor Agreement, any Lien purported to be granted under any Loan Document on any Collateral that is not ABL Priority Collateral, individually or in the aggregate, having a Fair Market Value in excess of $15,000,000 ceases to be a valid and perfected Lien, having the priority contemplated by the Loan Documents;

(j)            Change of Control. Any Change of Control shall occur;

(k)            Invalidity of Intercreditor Agreements. In connection with any Indebtedness or other obligations subject to the terms of any Intercreditor Agreement, the provisions of such Intercreditor Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the Borrower, any Subsidiary of the Borrower or any holder of such Indebtedness or obligations (or a trustee, agent or other representative therefor, including, without limitation, the ~~2027~~Senior Secured Notes Collateral Trustee) shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Secured Obligations, for any reason shall not have the priority contemplated by this Agreement or the applicable Intercreditor Agreement; or

(l)            ERISA Events. An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Significant Liability of the Borrower and its Subsidiaries;

then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(g) hereof; and in the case of any event with respect to the Borrower described in clause (f) or (g) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, and the cash collateral for the LC Exposure in accordance with Section 2.06(g) hereof, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement in accordance with Section 2.13(d) hereof and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

The Administrative Agent

SECTION 8.01.          Appointment. Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents (including, without limitation, intercreditor and subordination agreements), and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the U.S., each of the Lenders and the Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender and the Issuing Bank), and the Loan Parties shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

SECTION 8.02.          Rights as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not the Administrative Agent hereunder.

SECTION 8.03.          Duties and Obligations. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and, (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04.          Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.          Actions through Sub-Agents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

SECTION 8.06.          Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor, unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Bank and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duly or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and the Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

SECTION 8.07.          Non-Reliance.

(a)            Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any amendment thereto or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any amendment thereto or any other Lender and their respective Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

(b)            Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

(c)            (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii)            Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)            The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(iv)            Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.08.          Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Employee Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, any arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)            The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.09.          Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties. (a) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

(b)            In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

SECTION 8.10.          Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other applicable jurisdictions, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.11.          Flood Laws. Bank of America has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). Bank of America, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, Bank of America reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

SECTION 8.12.          Intercreditor Agreements. Without limiting the authority granted to the Administrative Agent in Section 8.01 hereof, each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby authorizes and directs the Administrative Agent to enter into each Intercreditor Agreement on behalf of such Lender and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of such Intercreditor Agreement. In the event of any conflict between the terms of an Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

ARTICLE IX

Miscellaneous

SECTION 9.01.          Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)            if to any Loan Party, to the Borrower at:

Unisys Corporation

801 Lakeview Drive, Suite 100

Blue Bell, PA 19422

Attention: Treasurer, with a copy to the General Counsel

Facsimile No: (215) 986-0622

With a copy to (which shall not constitute notice):

Troutman Pepper LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

Attention: J. Bradley Boericke

Facsimile No: (215) 981-4750

(ii)            if to the Administrative Agent or Bank of America in its capacity as the Swingline Lender or Issuing Bank, to Bank of America, N.A. at:

Bank of America, N.A.

Mail Code: PA7-188-11-06

Four Penn Center

1600 JFK Blvd.

Philadelphia, PA 19103

Attention: Christy Bowen

Email: christy.bowen@bofa.com

(iii)            [reserved].

(iv)            if to any other Lender or Issuing Bank, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)            Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Section 5.02(a) or 5.03(a) unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c)            Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d)            Electronic Systems.

(i)            Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)            Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02.          Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)            Except as provided in Section 2.09(e) (with respect to any commitment increase) and subject to Section 2.14(b) and (c), , neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), (v) increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, without the written consent of each Revolving Lender (other than any Defaulting Lender), (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (vii) release any Subsidiary Guarantor from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), (viii) release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender); or (ix) permit the Administrative Agent to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to the holder of any other Lien on such property (other than as otherwise permitted pursuant to this Agreement prior to giving effect to the applicable amendment, waiver or modification, including pursuant to an Intercreditor Agreement), without the written consent of each Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be (it being understood that any amendment to Section 2.20 shall require the consent of the Administrative Agent, the Issuing Bank and the Swingline Lender); provided further that no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Borrower and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Bank, respectively. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

(c)            The Lenders and the Issuing Bank hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the Payment in Full of all Secured Obligations, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrower as to the value of any Collateral to be so released, without further inquiry). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

(d)            If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower, the Administrative Agent and the Issuing Bank shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Electronic System as to which the Administrative Agent and such parties are participants), and the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(e)            Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

(f)            Each of the parties hereto acknowledges and agrees that, if there are any Mortgages, any increase, extension or renewal of any of the Revolving Commitments or the Revolving Loans (but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon): (1) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood insurance related documentation with respect to the Real Estate that is subject to such Mortgages as required by the Flood Laws and as otherwise reasonably required by the Administrative Agent, and (2) the Administrative Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably withheld, conditioned or delayed).

SECTION 9.03.          Expenses; Indemnity; Damage Waiver. (a) The Loan Parties shall, jointly and severally, pay all (i) reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System) of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that to the extent that the costs and expenses referred to in this Section 9.03(a) consist of fees, costs and expenses of counsel, the Borrower shall be obligated to pay such fees, costs and expenses for only one counsel to Administrative Agent and for only one counsel acting for all Lenders (and, in the case of an actual or perceived conflict of interest, of another firm of counsel for such affected Lender(s)) and only one firm of local counsel for Administrative Agent and only one firm of local counsel for Lenders, in each case, as reasonably necessary in each relevant jurisdiction. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with:

(i)            appraisals and insurance reviews;

(ii)           field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;

(iii)          background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(iv)          Taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(v)           sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(vi)          forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing fees, costs and expenses may be charged to the Borrower as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b)            The Loan Parties shall, jointly and severally, indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses (including the fees, charges and disbursements of one primary counsel and one additional local counsel in each other applicable jurisdiction, in each case, as selected by the Administrative Agent and for all Indemnitees and, in light of actual or perceived conflicts of interest or the availability of different claims or defenses, one additional counsel for each similarly affected group of Indemnitees (taken as a whole) and, if necessary, one additional local counsel in each applicable jurisdiction for such affected group of Indemnitees), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that, such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) a material breach by such Indemnitee of its obligations under the Loan Documents or (z) disputes solely between or among the Indemnitees not arising from any act or omission by the Borrower or any of its Subsidiaries or Affiliates, it being understood and agreed that any agent or arranger fulfilling its role and in its capacity as such, shall remain indemnified in such proceedings. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)            To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), the Swingline Lender or the Issuing Bank (or any Related Party of any of the foregoing) under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Swingline Lender or the Issuing Bank (or any Related Party of any of the foregoing), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that any such payment by the Lenders shall not relieve any Loan Party of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swingline Lender or the Issuing Bank in its capacity as such.

(d)            To the extent permitted by applicable law (i) neither the Borrower nor any Loan Party shall assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any arranger, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), other than with respect to damages determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Lender-Related Person, and (ii) no party hereto or any of its respective Affiliates shall assert, and each such party hereto and its respective Affiliates hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(d) shall relieve the Borrower or any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)            All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04.          Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)            the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, and provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)            the Administrative Agent; and

(C)            the Issuing Bank; and

(D)            the Swingline Lender.

(ii)            Assignments shall be subject to the following additional conditions:

(A)            except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)            each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)            the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D)            the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (a) natural person, (b) a Defaulting Lender or its Parent, (c) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence of an Event of Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Aggregate Credit Exposure or Commitments, as the case may be or (d) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.

(iii)            Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)            The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)            Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)            Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.          Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06.          Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) increases or reductions of the Issuing Bank Sublimit of the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)            Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07.          Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.          Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, the Issuing Bank or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the Secured Obligations held by such Lender, the Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, the Issuing Bank or their respective Affiliates shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or the Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender, the Issuing Bank or such Affiliate shall notify the Borrower and the Administrative Agent of such setoff or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff or application under this Section. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have.

SECTION 9.09.          Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.

(b)            Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c)            Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or New York state court sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(d)            Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e)            Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.          Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.          Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13.          Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.

SECTION 9.14.          USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

SECTION 9.15.          Disclosure. Each Loan Party, each Lender and the Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates

SECTION 9.16.          Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.17.          Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.18.          Marketing Consent. The Borrower hereby authorizes Bank of America and its affiliates, at their respective sole expense, to publish such tombstones and give such other publicity to this Agreement as each may from time to time determine in its sole discretion. Bank of America and its affiliates shall provide a draft of any advertising material to the Borrower for review and comment prior to the publication thereof. The foregoing authorization shall remain in effect unless and until the Borrower notifies Bank of America in writing that such authorization is revoked.

SECTION 9.19.          Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.20.          No Fiduciary Duty. The Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto. The Borrower further acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Credit Party, together with its affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, the Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

SECTION 9.21.          Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE X

Loan Guaranty

SECTION 10.01.          Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of (x) with respect to the Borrower, the Secured Obligations which constitute Specified Ancillary Obligations, and (y) with respect to each other Loan Guarantor, all Secured Obligations and, in each case, all costs and expenses, including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the applicable Secured Obligations for each Loan Guarantor, collectively the “Guaranteed Obligations”; provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

SECTION 10.02.          Guaranty of Payment. This Loan Guaranty is a continuing guaranty and a guaranty of payment, and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 10.03.          No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the Payment in Full of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.

(b)            The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)            Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the Payment in Full of the Guaranteed Obligations).

SECTION 10.04.          Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower, any Loan Guarantor or any other Obligated Party, other than the Payment in Full of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been Paid in Full. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05.          Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders.

SECTION 10.06.          Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.

SECTION 10.07.          Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, the Issuing Bank or any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08.          Termination. Each of the Lenders and the Issuing Bank may continue to make loans or extend credit to the Borrower based on this Loan Guaranty until five (5) days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 10.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that shall exist under clause (i) of Article VII hereof as a result of any such notice of termination.

SECTION 10.09.          [Reserved].

SECTION 10.10.          Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.

SECTION 10.11.          Contribution.

(a)            To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following payment in full in cash of the Guarantor Payment and the Payment in Full of the Guaranteed Obligations and the termination of this Agreement, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)            As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)            This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.

(d)            The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.

(e)            The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 shall be exercisable upon the Payment in Full of the Guaranteed Obligations and the termination of this Agreement.

SECTION 10.12.          Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 10.13.          Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Guarantor to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signature Pages on File with Administrative Agent]

RESTATED COMMITMENT SCHEDULE

Lender	Commitment
Bank of America, N.A.	$42,500,000
Citibank, N.A.	$30,000,000
Citizens Bank, N.A.	$30,000,000
HSBC Bank USA, N.A.	$22,500,000
Total	$125,000,000

Commitment Schedule

DEPARTING LENDER SCHEDULE

•	On the Restatement Effective Date, Santader Bank, N.A.
•	As of the Amendment No. 2 Effective Date, JPMorgan Chase Bank, N.A.

Departing Lender Schedule

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________ [and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):	Unisys Corporation

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit Agreement dated as of October 29, 2020 among Unisys Corporation, the other Loan Parties party thereto, the Lenders parties thereto, Bank of America, N.A., as Administrative Agent, and the other agents parties thereto, as amended, restated, supplemented, or otherwise modified from time to time

1 Select as applicable.

Exhibit A

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$		%
	$		%
	$		%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” etc.)

3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit A

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]4 Accepted:

BANK OF AMERICA, N.A., as
[Administrative Agent, Issuing Bank and Swingline Lender]

By
Title:

[Consented to:]5

[NAME OF RELEVANT PARTY]

By
Title:

4 To be added only if the consent of the Administrative Agent, Issuing Bank and/or Swingline Lender, as applicable, is required by the terms of the Credit Agreement.

5 To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

Exhibit A

ANNEX 1
ASSIGNMENT AND ASSUMPTION

UNISYS CORPORATION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section ___ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any arranger, or any other Lender and their respective Related Parties, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any arranger, the Assignor or any other Lender or their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit A

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.

Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[FORM OF] BORROWING REQUEST

Bank of America, N.A.,
as Administrative Agent

Mail Code: PA7-188-11-06

Four Penn Center
1600 JFK Blvd.
Philadelphia, PA 19103
Email: christy.bowen@bofa.com
Attention: Christy Bowen

[Date]
Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Credit Agreement dated as of October 29, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Unisys Corporation (the “Borrower”), the other Loan Parties, the Lenders party thereto and Bank of America, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This notice constitutes a Borrowing Request and the Borrower hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing:

(A)	Aggregate principal amount of Borrowing:[6] $_________________

(B)	Date of Borrowing[7] (which is a Business Day):________________

(C)	Type of Borrowing:[8] ____________________________________

(D)	Interest Period:[9] _____________________

(E)	Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [NAME OF BANK] (Account No.: ______________)]

The Borrower hereby certifies that the conditions specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied and that, after giving effect to the Borrowing requested hereby, the Aggregate Revolving Exposure shall not exceed the maximum amount thereof specified in Section 2.01 of the Credit Agreement.

6 Must comply with Section 2.02(c) of the Credit Agreement.

7 For RFR Loans based on Daily Simple SOFR, the date should be 5 Business Days after the date of the Borrowing Request.

8 Specify ABR Borrowing or Term Benchmark Borrowing or RFR Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

9 Applicable to Term Benchmark Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, three or six months. Cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Exhibit B

Very truly yours,

UNISYS CORPORATION,

By:
Name:
Title:

Exhibit B

EXHIBIT C

BORROWING BASE CERTIFICATE

[On File with Administrative Agent]

Exhibit C

EXHIBIT D

COMPLIANCE CERTIFICATE

To:	The Lenders parties to the Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of October 29, 2020 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Unisys Corporation (the “Borrower”), the other Loan Parties, the Lenders party thereto and Bank of America, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.            I am the duly elected of the Borrower;

2.            I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly or monthly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3.           The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.11(a) of the Agreement;

4.           I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Administrative Agent the notice required by the Credit Agreement or the Security Agreement;

5.           Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct;

6.           Schedule II attached hereto is a list identifying all Material Domestic Subsidiaries;

7.           Schedule III hereto sets forth updated versions of Schedules 3.19 through 3.22 of this Agreement and all Schedules to the Security Agreement as required by Section 5.02(a) of the Credit Agreement (or, with respect to any Schedules(s) for which no change has been made, an indication that there has been “no change” to such Exhibit(s)); and

Exhibit D

8.           Schedule IV hereto sets forth the computations necessary to determine the Applicable Rate commencing on the Business Day this certificate is delivered.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in the Schedules attached hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this         day of                  ,           .

By:
Name:
Title:

Exhibit D

SCHEDULE I

Compliance as of _________, ____ with
Provisions of         and         of the Agreement

[SCHEDULES II – IV TO BE ATTACHED]

Exhibit D

EXHIBIT E

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of __________, ____, 20__, is entered into between ________________________________, a _________________ (the “New Subsidiary”) and BANK OF AMERICA, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Amended and Restated Credit Agreement dated as of October 29, 2020 (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”) among Unisys Corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent for the Lenders. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.           The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Sections 10.10 and 10.13 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.           If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

Exhibit E

3.           The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

4.           The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.           This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6.           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit E

EXHIBIT F-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of October 29, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Unisys Corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and Bank of America, N.A., in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit F-1

EXHIBIT F-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of October 29, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Unisys Corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and Bank of America, N.A., in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit F-2

EXHIBIT F-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of October 29, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Unisys Corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and Bank of America, N.A., in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by a withholding statement together with an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit F-3

EXHIBIT F-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of October 29, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Unisys Corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and Bank of America, N.A., in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by a withholding statement together with an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit F-4

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit F-4

EXHIBIT G

[FORM OF] INTEREST ELECTION REQUEST

Bank of America, N.A.,
as Administrative Agent

Mail Code: PA7-188-11-06

Four Penn Center
1600 JFK Blvd.
Philadelphia, PA 19103
Email: christy.bowen@bofa.com
Attention: Christy Bowen

[Date]
Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Credit Agreement dated as of October 29, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Unisys Corporation (the “Borrower”), the other Loan Parties, the Lenders party thereto and Bank of America, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This notice constitutes an Interest Election Request and the Borrower hereby gives you notice, pursuant to Section 2.08 of the Credit Agreement, that it requests to convert an existing Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such conversion requested hereby:

(A)	List date, Type, Class, principal amount and Interest Period (if applicable) of existing Borrowing: ___________

(B)	Aggregate principal amount of resulting Borrowing:[10] $_________________

(C)	Effective date of interest election (which is a Business Day):________________

(D)	Type of Borrowing:[11] ____________________________________

(E)	Interest Period and last day thereof (if a Term Benchmark Borrowing):[12] _____________________

10 Must comply with Section 2.02(c) of the Credit Agreement.

11 Specify ABR Borrowing or Term Benchmark Borrowing or RFR Borrowing.

12 Applicable to Term Benchmark Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, three or six months. Cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Exhibit G

Very truly yours,

UNISYS CORPORATION

By:
Name:
Title:

Exhibit G

EXHIBIT B

Pledge Amendment

(Attached)

Execution Version

PLEDGE AMENDMENT

This Pledge Amendment, dated as of June 27, 2025, is delivered pursuant to Section 8.6 of the Amended and Restated Security Agreement, dated as of October 29, 2020, by Unisys Corporation, (the “Borrower”), the undersigned Grantor and the other Persons from time to time party thereto as Grantors in favor of Bank of America N.A., as Administrative Agent for the Secured Parties referred to therein (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Secured Obligations.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 4.1, 4.2, 4.3 and 4.8 of the Security Agreement is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof as if made on and as of such date.

UNISYS HOLDING CORPORATION

By:	/s/ David L. Brown
	Name:	David L. Brown
	Title:	President

Annex 1-A

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S)	NUMBER OF SHARES, UNITS OR INTERESTS	PERCENTAGE OF SHARES PLEDGED
Sperry Insurance Company Limited	Common	56	129,500	100%
UTS Rionegro S.A.S.	Ordinary	002	7,000	100%
UTS Rionegro S.A.S.	Ordinary	004	6,405	100%
Unisys India Private Limited	Equity Shares	9	9,860,560	100%

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S)	FINAL MATURITY	PRINCIPAL AMOUNT

N/A